                                    EXHIBIT F

                                  STANDARD FORM

                       APPLEBEE'S NEIGHBORHOOD GRILL & BAR

                               FRANCHISE AGREEMENT

                       -----------------------------------
                               (Location Address)

                       -----------------------------------
                                (Franchisee Name)

                       -----------------------------------
                                     (Date)

2004                                                                         F-1

   11.   FRANCHISEE ORGANIZATION, AUTHORITY,

   19.   EXPIRATION AND TERMINATION; OPTION TO
         PURCHASE RESTAURANT; ATTORNEYS' FEES.............................  F-30
   20.   NO WAIVER OF DEFAULT.............................................  F-35
   21.   CONSTRUCTION, SEVERABILITY,

APPENDIX B:   REVIEW AND CONSENT WITH
              RESPECT TO TRANSFERS........................................  F-44

APPENDIX C:   CONFIDENTIALITY AGREEMENT...................................  F-45

2004                                                                         F-2

                       APPLEBEE'S NEIGHBORHOOD GRILL & BAR
                               FRANCHISE AGREEMENT

This Agreement is made this ________ day of _____________________,  20______, by
and   between   APPLEBEE'S   INTERNATIONAL,   INC.,   a   Delaware   corporation
("FRANCHISOR"),         _____________________________________________,         a
(_______________ corporation, sole proprietorship,  _______________ partnership,
_______________    limited   partnership   [strike   inappropriate    language])
("FRANCHISEE")            and             ______________________________________
______________________________  (collectively, the "PRINCIPAL SHAREHOLDERS" and, individually,  a "PRINCIPAL  SHAREHOLDER"  of  Franchisee  if a  corporation  or general  partner if  Franchisee is a limited  partnership  having as its general
partner                   a                   corporation)                   and
________________________________________________________________________________
("GENERAL PARTNER" of Franchisee if Franchisee is a limited partnership).*

*    (If  Franchisee  is  not a  corporation  or a  sole  proprietorship,  or if
Franchisee is a limited liability company,  the parties hereto hereby agree that an Addendum  shall be attached to this  Agreement  so as properly to reflect the responsibilities of the partners of any general partnership, the general partner of any limited partnership and the shareholders of any corporate general partner of any partnership, or the members of any limited liability company.)

WITNESSETH:

                                    RECITALS

     A.   Franchisor  owns the rights to develop and operate a unique  system of restaurants which specialize in the sale of high quality, moderately priced food and  alcoholic  beverages  in an  attractive,  casual  setting,  which  includes
proprietary   rights  in  certain  valuable  trade  names,   service  marks  and
trademarks,  including the service mark Applebee's  Neighborhood Grill & Bar and variations  of such  mark,  designs,  decor and  color  schemes  for  restaurant premises,  signs,  equipment,  procedures  and formulae for  preparing  food and beverage  products,  specifications  for  certain  food and  beverage  products, inventory  methods,  operating  methods,  financial control  concepts,  training facilities and teaching techniques ("the System").

     B.   Franchisor established, through its own development and operation, and through the granting of franchises,  a chain of Applebee's  Neighborhood Grill &
Bar restaurants which are distinctive;  which are similar in appearance,  design and decor; and which are uniform in operation and product consistency.

     C.   The value of Franchisor's trade names, service marks and trademarks is based upon: (1) the maintenance of uniform high quality  standards in connection with the preparation and sale of Franchisor-approved food and beverage products,
(2) the uniform high standards of appearance of the individual  restaurant units in the System, (3) the use of distinctive  trademarks,  service marks,  building designs and advertising  signs  representing a uniformly high quality of product and services,  and (4) the assumption by Franchisor  and its  franchisees of the obligation  to maintain and enhance the goodwill  and public  acceptance  of the
System (and of Franchisor's

2004                                                                         F-3

trade  names,  service  marks and  trademarks)  by strict  adherence to the high standards required by Franchisor.

     D.   Franchisor,  Franchisee  and the Principal  Shareholders  have entered into a Development  Agreement  dated  __________________,  20____  ("Development
Agreement"),   relating  to  the   development   by   Franchisee  of  Applebee's
Neighborhood Grill & Bar restaurants.

     E.   Franchisee  desires to use the System in connection with the operation of an Applebee's  Neighborhood  Grill & Bar  restaurant at the location which is specified in Subsection 1.1 of this Agreement, pursuant to the terms, conditions and provisions hereinafter set forth.

NOW, THEREFORE,  in consideration of the mutual obligations contained herein, it is hereby agreed as follows:

1.   FRANCHISE GRANT AND TERM

     1.1 Franchisor  grants  Franchisee,  for the term stated below,  the right, license and privilege:

          (a) to use the  System  incident  to the  operation  of an  Applebee's
     Neighborhood Grill & Bar restaurant at ____________________________________
     (the "Restaurant");

          (b) to use  the  trade  names,  service  marks  and  trademarks  which
     Franchisor  shall from time to time  designate  as part of the System,  but only in connection  with the sale at the Restaurant of those products which
     Franchisor has designated and approved; and

          (c) to hold itself out to the public as a Franchisee of Franchisor.

     1.2 The term of the franchise shall commence as of the  Commencement  Date, as hereinafter defined, and shall end twenty (20) years thereafter,  unless this
Agreement is terminated  prior to that date in accordance  with its  provisions.
"Commencement  Date,"  as used  herein,  shall  mean the  date  upon  which  the
Restaurant  opens for business.  The parties agree to affix to this Agreement an addendum  expressly setting forth the Commencement Date, which, when so affixed, shall become a part of this Agreement.

     1.3 At the expiration of the term hereof,  Franchisee  shall have an option to  operate  the  Restaurant  for four (4)  successive  terms of five (5)  years
(unless the franchise  agreement with respect to that  additional term is sooner terminated in accordance with its provisions),  provided that immediately  prior to each such five (5) year term (a) Franchisee  satisfies the requirements which
Franchisor  then-imposes on its new franchisees,  (b) all other restaurant units within the System which Franchisee  then-operates  substantially  comply, in the opinion of Franchisor, with Franchisor's then-current standards, specifications, requirements and instructions, and (c) Franchisee executes the form of franchise agreement which Franchisor is then

2004                                                                         F-4

using with  respect to new  restaurants  within the  System,  with the amount of royalty and  advertising  fees  payable at the rates  then-prevailing  under the franchise  agreements which Franchisor is then using for new restaurants  within the System,  and  Franchisee  pays to Franchisor  for each of said five (5) year periods a franchise fee equal to ten percent (10%) of the  prevailing  franchise fee  paid by new  franchisees  at  that  time.  Any  franchise  agreement  which
Franchisee executes for such additional term will also contain options to obtain an  assignment  of  Franchisee's  lease with a third  party  and/or to  purchase certain property or to purchase or lease the Restaurant premises  exercisable by
Franchisor  upon  termination  thereof  and an option to  purchase  or lease the
Restaurant  premises  exercisable by Franchisor  upon  expiration of the renewal term (subject to any then-existing  renewal rights of Franchisee).  Such options will contain provisions  substantially similar to the provisions of Franchisor's options  described in Subsection 19.4 hereof.  Franchisee  shall give Franchisor written  notice of its desire to exercise  its option to operate the  Restaurant for an  additional  term no earlier than twelve (12)  months,  and no later than seven (7) months,  prior to expiration of the initial term. If Franchisee  gives that notice,  Franchisor,  in its sole discretion,  reasonably exercised,  shall determine whether  Franchisee has satisfied the foregoing  requirements.  Within forty-five (45) days of receiving the notice described  above,  Franchisor shall notify  Franchisee in writing  whether or not Franchisee is eligible to exercise the option described in this Subsection.

     1.4 During the period from the date of this  Agreement to the expiration or earlier  termination  of  this  Agreement,  Franchisor  shall  not  establish  a restaurant unit utilizing the System, or license another franchisee to establish a restaurant  unit utilizing the System,  at any location within the lesser of a three (3) mile radius of the  Restaurant or a radius from the  Restaurant  which includes either a daytime or residential  population of forty thousand  (40,000)
or more  people.  Notwithstanding  the  foregoing,  Franchisor  may  establish a restaurant  unit or may license a  restaurant  unit to a third party  within the geographic  area set forth in the  preceding  sentence,  provided  that (i) such restaurant  is located  within an  airport  (serviced  by one or more  public or charter carrier), arena, stadium, state or national park, or military fort, post or base,  (ii) is  located  across an  international  border,  or (iii) does not utilize the System or utilize the  Applebee's  Neighborhood  Grill & Bar service mark.

     1.5 Franchisee, in consideration of the benefits and privileges provided to it by this  Agreement,  agrees to operate the Restaurant and perform as required hereunder for the full term of this Agreement.

     1.6 This Agreement is entered into pursuant to and subject to the terms and conditions which are set forth in the Development Agreement.

2.   UNIFORM STANDARDS

     2.1 The System is a  comprehensive  restaurant  system for the retailing of certain  uniform and quality food and  beverage  products  (including  alcoholic beverages),  emphasizing a varied menu of high quality,  moderately  priced food
products  (including  appetizers,   creative  sandwiches,   dinner  entrees  and
desserts),  a  selection  of  alcoholic  and other  beverages,  and  prompt  and courteous service in a clean,  wholesome,  casual atmosphere.  The foundation of the System is the establishment and maintenance of a reputation among the public for the operation of high quality restaurant units. A fundamental requirement of the System,  this Franchise Agreement and franchises which Franchisor will grant to others is adherence by all franchisees to

2004                                                                         F-5

Franchisor's  standards and policies  providing for the uniform operation of all restaurant units within the System,  including,  but not limited to, (a) selling only those products which Franchisor has designated and approved, (b) using only
Franchisor's prescribed building layout and designs,  equipment, signs, interior and exterior decor items,  fixtures and  furnishings,  (c) adhering  strictly to
Franchisor's standards and specifications  relating to the selection,  purchase, storage,  preparation,  packaging,  service  and sale of all  food and  beverage products being sold at the  Restaurant,  and (d) satisfying all of  Franchisor's prescribed  standards of quality,  service and  cleanliness.  Compliance  by all franchisees  with the foregoing  standards and policies in conjunction  with the use of Franchisor's trade names, service marks and trademarks provides the basis for  the  wide  public  acceptance  of the  System  and its  valuable  goodwill.
Accordingly, strict adherence by all franchisees to all aspects of the System is required at all times.

     2.2 The provisions of the Agreement  shall be interpreted to give effect to the intent of the parties  stated in this  Section 2 to assure  that  Franchisee shall  operate the  Restaurant  in conformity  with the System,  through  strict adherence to  Franchisor's  standards and policies as they now exist and as they may be modified from time to time.

3.   COMPLIANCE WITH THE SYSTEM

     Franchisee  acknowledges that every component of the System is important to
Franchisor, to all franchisees and to the operation of the Restaurant, including the  requirements  (a) that only those  products  designated and approved by the
Franchisor are sold at the Restaurant,  and (b) that there is uniformity of food and beverage specifications,  preparation methods, quality, appearance, building and interior design, color and decor, landscaping,  facilities and service among all restaurant units in the System. Accordingly,  Franchisee agrees to and shall comply  with  all  aspects  of the  System  (as it now  exists  and as it may be modified from time to time).  Franchisee  recognizes and agrees that  Franchisor may  prohibit  the use of the System and its trade  names,  notwithstanding  the granting of this Agreement, if Franchisee fails to design,  construct,  equip or furnish its  Restaurant  in  compliance  with the  specifications  designated by
Franchisor, unless prior written approval has been received from Franchisor.

4.   GENERAL SERVICES OF FRANCHISOR

     4.1 Franchisor  shall advise and consult with  Franchisee  periodically  in connection with the operation of the Restaurant,  and at other  reasonable times upon  Franchisee's  request.  Franchisor  will provide to Franchisee such of its know-how,  new developments,  techniques and improvements in areas of restaurant design, management,  food and beverage preparation,  sales promotion and service concepts as may be pertinent to the construction and operation of the Restaurant under the  System.  Franchisor  may  provide the  foregoing  information  (a) by sending  representatives  to visit the Restaurant,  (b) by providing  written or other  material,  (c) at meetings or seminars,  and (d) at training  sessions at
Franchisor's training facility and/or such other locations as may be selected by
Franchisor from time to time. Franchisor also shall make available to Franchisee all additional  services,  facilities,  rights and privileges  which  Franchisor makes available from time to time to its franchisees of the System generally.

2004                                                                         F-6

     4.2 For approximately eight (8) days prior to the opening of the Restaurant and the first six (6) days that the Restaurant is open for business,  Franchisor shall provide Franchisee,  at Franchisor's expense, with the services of up to a maximum of six (6) of  Franchisor's  training  personnel  to  facilitate  proper operation  of the  kitchen,  bar and dining room areas during that period and to assist in correcting any operational problems which may arise.  Franchisee shall reimburse Franchisor for any additional training support required or requested.

     4.3 From time to time during the term of this  Agreement,  Franchisor  will develop and test new menu items. The menu consists of approved national food and beverage  selections.  Franchisee  shall  comply  with  all menu  changes  which generally  occur every six (6) months.  The menu may be modified to reflect food and beverage items peculiar to Franchisee's  local area, subject to Franchisor's testing and approval.

5.   RESTAURANT SYSTEM AND PROCEDURES

     5.1  Franchisor  shall  furnish  Franchisee  with advice and  assistance in managing and operating the Restaurant,  and  Franchisor's  representatives  will
visit  the  Restaurant  periodically.   Franchisor  will  assist  Franchisee  in
coordinating  the  Restaurant's  pre-opening  activities,   and  as  noted  more
particularly  in  Subsection  4.2  hereof,  shall  provide  Franchisee  with the services of certain of Franchisor's  personnel to facilitate proper operation of the Restaurant when it opens for business.

     5.2  Franchisee   shall  designate  an  employee  who  will  supervise  the
Restaurant,  and devote his or her full time, best efforts and constant personal attention to the day-to-day operation of the Restaurant (the "General Manager").
Franchisee  also shall  designate an employee who will  supervise the Restaurant kitchen,  and devote his or her full time,  best efforts and  constant  personal attention to the day-to-day  operation of the  Restaurant  kitchen (the "Kitchen
Manager").

     5.3 Franchisee shall require that the General Manager,  the Kitchen Manager and each of Franchisee's  employees who serve as Restaurant managers to maintain his or her principal  personal residence within a usual driving time of not more than  approximately  one (1) hour from the Restaurant.  Franchisor  reserves the right to require  that,  as a condition  of his or her  employment,  the General
Manager  must  successfully  complete  Franchisor's   interview  process  and  a
psychological  profile  test in a manner  which  satisfies  a  uniform  standard established by Franchisor. The test shall be administered by Franchisor, or by a testing agency designated by Franchisor, at Franchisee's expense.

     5.4  Unless  Franchisor  shall  have  given  its  prior  written  approval,
Franchisee  shall keep the  Restaurant  open for business  only during the hours which are specified by Franchisor in the Franchise  Operations Manual or in such other  materials  or  manuals  provided  or  made  available  by  Franchisor  to
Franchisee  (collectively  the  "Manuals"),  provided  that  such  hours  do not conflict with state laws or local  ordinances  relating to the sale of alcoholic beverages or governing the hours during which restaurant  establishments  may be open for business. In addition, Franchisee expressly agrees to:

2004                                                                         F-7

          (a)  operate  the  Restaurant  in a clean,  safe and  orderly  manner, providing courteous, first-class service to the public;

          (b) diligently  promote and make every  reasonable  effort to increase the business of the Restaurant;

          (c)  advertise  the  business  of the  Restaurant  by  the  use of the
     Franchisor's  trade  names,  service  marks and  trademarks  and such other
     insignia,   slogans,   emblems,  symbols,  designs  and  other  identifying
     characteristics  as may be  developed or  established  from time to time by
     Franchisor  and  included in the  Manuals,  subject to the  limitations  of
     Subsections 8.4 and 8.5 hereof;

          (d) prohibit and, to the best of Franchisee's ability, prevent the use of the  Restaurant  for any  immoral or illegal  purpose,  or for any other purpose,  business  activity,  use  of  function  which  is  not  expressly authorized hereunder or in the Manuals; and

          (e) comply fully with all applicable laws and regulations,  including, but not limited to, those  relating to building  construction,  maintenance and safety, environmental,  fire prevention, food safety, public access and the sale of alcoholic beverages.

     5.5  Franchisee  hereby  acknowledges  receipt  and  loan  of a copy of the
Manuals  heretofore  or  hereinafter  furnished  to  Franchisee,  and  agrees to faithfully, completely and continuously perform, fulfill, observe and follow all instructions,  requirements,  standards, specifications,  systems and procedures contained  therein,  including (a) those relating to the  construction,  design, decor,  building and  equipping  of the  Restaurant,  (b) those  relating to the selection,  purchase, storage,  preparation,  packaging, service and sale of all products being sold at the Restaurant, (c) those relating to the maintenance and repair of Restaurant building,  grounds, equipment, signs, interior and exterior decor  items,  fixtures  and  furnishings,  and (d) those  relating  to employee uniforms  and  dress,  accounting,  bookkeeping,  record  retention,  and  other business systems, procedures and operations. The Manuals are incorporated herein by reference and hereby made part of this Agreement. Franchisee acknowledges and agrees that the materials  contained in the Manuals are integral,  necessary and material elements of the System.

     5.6 Franchisee understands,  acknowledges and agrees that strict conformity with the System, including the standards,  specifications,  systems, procedures, requirements and instructions contained in this Agreement and in the Manuals, is vitally important, not only to the success of Franchisor,  but to the collective success of all of  Franchisor's  other  franchisees,  by reason of the  benefits which  Franchisor  and all of its  franchisees  will derive from  uniformity  in products sold, identity, quality,  appearance,  facilities and service among all restaurant  units which are part of the System.  Without limiting the generality of the  foregoing  provisions,  Franchisee  agrees  to  adhere  strictly  to the requirements in the Manuals  relating (a) to the  construction,  design,  decor, building and equipping of the Restaurant,  (b) to the maximum  permissible ratio of sales of alcoholic  beverages to sales of food at the Restaurant,  and (c) to the  limitations  on the number of video games or similar  devices  which may be placed on the  Restaurant  premises.  Any  failure  to adhere to the  standards,
specifications,   systems,   requirements  or  instructions  contained  in  this
Agreement  or in  the  Manuals  shall  constitute  a  material  breach  of  this
Agreement.

2004                                                                         F-8

     5.7 Franchisor  shall have the right, at any time and from time to time, in the good faith exercise of its reasonable business judgment, consistent with the overall  best  interests  of the  System  generally,  having  due regard for the financial  burden which may be placed upon its  franchisees,  to revise,  amend, delete from and add to the System and the  material  contained  in the  Manuals.
Franchisee  expressly  agrees to  comply  with all such  revisions,  amendments, deletions and additions.

     5.8 Franchisee shall offer for sale from the Restaurant,  at all times when the  Restaurant  is open for  business,  only the products  which are  expressly designated in the Manuals, except, as noted more particularly in Subsection 4.3, to the extent that Franchisee has obtained Franchisor's prior written consent to a modification  of that  requirement.  No product shall be offered or sold at or from the Restaurant  under, or in connection with, any trademark or service mark
other  than  Franchisor's   designated  trademarks  and  service  marks  without
Franchisor's prior written consent.

     5.9  Franchisee  shall obtain all food and beverage  products,  equipments, signs, interior and exterior decor items, fixtures,  furnishings,  supplies, and other  products  and  materials  required  for the  operation  of or sold at the
Restaurant  solely from suppliers  (including  manufacturers,  distributors  and
other  sources)  who   demonstrate,   to  Franchisor's   continuing   reasonable
satisfaction,  the  ability  to meet  Franchisor's  then-current  standards  and specifications  for such  items;  who  possess  adequate  quality  controls  and capacity to supply  Franchisee's needs promptly and reliably;  and who have been approved in writing by Franchisor  and not thereafter  disapproved.  The Manuals contain a list of approved  suppliers.  If  Franchisee  desires to purchase  any items from an  unapproved  supplier,  Franchisee  shall  submit to  Franchisor a written  request for such approval,  which  approval  shall not be  unreasonably withheld,  or shall request the supplier itself to do so.  Franchisor shall have the right to inspect the supplier's facilities, and to require that samples from the supplier be delivered, at Franchisor's option, either to Franchisor or to an
independent,   certified  laboratory   designated  by  Franchisor  for  testing.
Franchisee  or the  supplier  shall pay the costs of any such  test.  Franchisor shall notify  Franchisee in writing within sixty (60) days of receiving any such request whether it disapproves the supplier.  Failure by Franchisor to so notify
Franchisee  within  that  period  shall be  deemed  to  constitute  Franchisor's approval of such  supplier.  Franchisor  reserves the right,  at its option,  to reinspect the  facilities and retest  products of any such approved  supplier at any time and to revoke its approval upon the  supplier's  failure to continue to meet any of Franchisor's criteria.  Notwithstanding the foregoing,  any supplier of goods having any trademark, trade name, service mark, logo or symbol owned by
Franchisor  shall not be  approved  to supply  Franchisee  such goods until such
supplier  has  entered  a  written  agreement  with  Franchisor   regarding  the
production, use and sale of such goods.

     5.10 No food or beverage  product,  interior or exterior decor item,  sign, item of  equipment,  fixtures,  furnishings  or  supplies,  or other  product or material  required  for the  operation  of the  Restaurant,  which  bears any of
Franchisor's trade names, service marks or trademarks,  shall be used or sold in or upon the Restaurant  premises unless the same shall have been first submitted to and approved in writing by Franchisor.

     5.11 The Manuals and all related material furnished to Franchisee hereunder are and shall  remain  the  property  of  Franchisor,  and must be  returned  to
Franchisor, along with any copies

2004                                                                         F-9

made  thereof,  immediately  upon  request  or upon the  expiration  or  earlier termination of this Agreement.

6.   TRAINING

     6.1 Franchisor  shall make its operations  training course available to the
General Manager,  the Kitchen Manager,  and Franchisee's  Assistant Managers and
other Restaurant managers.

     6.2 Before the Restaurant opens for business, and thereafter as replacement personnel are employed by Franchisee,  the General Manager,  the Kitchen Manager
and  each  Assistant  Manager  shall  attend  Franchisor's  operations  training facility for such period of time as Franchisor shall deem reasonably  necessary,
and  shall  successfully   complete  that  course  to  Franchisor's   reasonable
satisfaction.  If the General Manager,  Kitchen Manager or an Assistant  Manager
fails  to  successfully  complete   Franchisor's   operations  training  course,
Franchisor may require designation of a new General Manager,  Kitchen Manager or
Assistant  Manager,  as the case may be, and  Franchisee  shall  designate a new
General Manager,  Kitchen Manager or Assistant Manager, who shall be required to successfully complete such training course.

     6.3 The General  Manager,  the Kitchen  Manager and each Assistant  Manager shall,  from time to time as  reasonably  required  by  Franchisor,  attend  and
successfully    complete   to    Franchisor's    reasonable    satisfaction    a
Franchisor-provided refresher course in restaurant operations.

     6.4 Franchisee  shall be responsible for the  Restaurant's  compliance with the operating standards, methods, techniques and material taught at Franchisor's operations  training course,  and shall cause the employees of the Restaurant to be trained in such  standards,  methods and  techniques  as are  relevant to the performance of their respective duties.

     6.5  Attendance  of the  General  Manager,  the  Kitchen  Manager  and each
Assistant Manager at any of Franchisor's training courses shall be tuition-free.
Franchisee shall pay all other costs and expenses  relating to the attendance of
Franchisee's  personnel  at any of  Franchisor's  training  courses,  including, without limitation,  the cost of travel,  lodging,  meals, and other related and incidental expenses.

7.   RESTAURANT MAINTENANCE

     7.1 Franchisee shall, at Franchisee's  sole cost and expense,  maintain the
Restaurant in conformity with the standards,  specifications and requirements of the  System,  as the same may be  designated  by  Franchisor  from time to time.
Franchisee  specifically  agrees to repair or replace,  at Franchisee's cost and
expense,   equipment,  signs,  interior  and  exterior  decor  items,  fixtures, furnishings,  supplies,  and  other  products  and  materials  required  for the operation  of the  Restaurant  as  necessary  or  desirable,  and to obtain,  at
Franchisee's cost and expense, any new or additional equipment,  signs, interior and exterior decor items,  fixtures,  furnishings,  supplies, and other products and materials which may be reasonably required by Franchisor for new products or procedures.  Except as may be expressly provided in the Manuals,  no alterations
or

2004                                                                        F-10

improvements,  or changes of any kind in design,  equipment,  signs, interior or exterior  decor  items,  fixtures or  furnishings  shall be made in or about the
Restaurant  or  Restaurant  premises  without  the  prior  written  approval  of
Franchisor in each instance.

     7.2 In order to assure the continued success of the Restaurant,  Franchisee shall, at any time from time to time after ________________,  _________,  (i.e., six [6] years  after  the date of this  Agreement)  as  reasonably  required  by
Franchisor (taking into  consideration the cost and then-remaining  term of this
Agreement),  modernize the Restaurant premises,  equipment,  signs, interior and exterior decor items,  fixtures,  furnishings,  supplies, and other products and materials  required  for  the  operation  of  the  Restaurant,  to  Franchisor's then-current standards and specifications,  provided that at the time Franchisor requires Franchisee to so modernize the Restaurant premises at least twenty-five percent (25%) of Franchisor-owned  and operated  Restaurants meet such standards and  specifications.  Franchisee's  obligations  under  this  Subsection  are in addition to, and shall not relieve Franchisee from, any of its other obligations under this Agreement, including those contained in the Manuals.

     7.3 If  Franchisee  is or  becomes  a lessee  of the  Restaurant  premises,
Franchisee shall have included in the lease provisions expressly permitting both
Franchisee and Franchisor to take all actions and make all alterations  referred to under Subsections 7.1 and 7.2 hereof, requiring the lessor thereunder to give
Franchisor reasonable notice of any contemplated termination, and providing that
Franchisee has the unrestricted  right to assign the lease to Franchisor without the lessor having any right to impose conditions on such assignment or to obtain any payment in connection  therewith.  Franchisee  shall not,  without the prior written  consent  of  Franchisor,  execute  any lease or other  agreement  which imposes,  or purports to impose,  any  limitations  on the ability of Franchisee and/or  of  Franchisor  to  operate  additional  restaurants  at any  particular location  beyond the geographic  limitation set forth in Section 1.4 hereof,  or any lease the term of which is shorter than the term of this Agreement.

8.   ADVERTISING

     8.1 Franchisor shall develop and administer  advertising,  public relations and sales  promotion  programs  designed to promote  and enhance the  collective success of all  restaurant  units in the  System.  It is  expressly  understood, acknowledged  and agreed that in all phases of such  advertising  and promotion, including,  without limitation,  type, quantity, timing, placement and choice of media and medium, market areas, advertising agencies and public relations firms,
Franchisor's  decisions  shall be final and binding.  Franchisee  shall have the right to  participate  actively in all such  advertising,  public  relations and sales  promotion  programs,  but only in full and complete  accordance with such terms and conditions as may be established by Franchisor for each such program.

     8.2 Franchisee  shall pay Franchisor,  in the manner described in Section 9 hereof, a minimum dollar amount equal to two and twenty-five  hundredths percent
(2.25%) of Franchisee's  gross sales, as defined in Subsection 9.3 hereof.  Such funds shall become the sole and absolute property of Franchisor, to be allocated to a separate "advertising account" established by Franchisor.  Franchisor shall use such  funds  for  market  studies,  advertising  and  marketing  studies  or services,  production  of  commercials,  advertising  copy and layouts,  traffic costs, agency fees, marketing personnel,  or any other costs associated with the development,  marketing  and  testing

2004                                                                        F-11

of advertising,  and for the purchase of advertising time, space or materials in national,  regional  or  other  advertising  media,  in a manner  determined  by
Franchisor in its sole  discretion.  Within six (6) months  following the end of
Franchisor's  fiscal year,  Franchisor  shall  provide all  franchisees  with an accounting of all amounts  received from them and expended by Franchisor for the matters set forth above. In addition,  Franchisee  shall expend a minimum dollar amount equal to one and one-half percent (1.5%) of Franchisee's gross sales, for local promotional  activities,  subject to the provisions of Subsections 8.4 and
8.5 hereof.  Franchisor shall have the right at all times to review Franchisee's books and records,  and to require  Franchisee to produce  evidence of its gross sales and local promotional  activities,  to ensure Franchisee's compliance with this Section.  Any amount  determined by said audit to be due Franchisor as part of the advertising fee will be paid to Franchisor by Franchisee  within ten (10)
days thereafter.  At any time after execution of this Agreement,  Franchisor may in its sole  discretion  increase,  to a maximum of four  percent  (4%) of gross sales,  the percentage of gross sales which  Franchisee shall be required to pay to Franchisor for allocation to a separate  advertising account pursuant to this
Subsection 8.2.  Franchisor  shall use the funds paid pursuant to that increased percentage  requirement  solely for the purchase of advertising  time,  space or materials  in  national,  regional  or  other  advertising  media,  in a  manner determined by Franchisor in its sole discretion,  provided that in each calendar year (or other  twelve [12] month period  established  by  Franchisor)  in which
Franchisor makes expenditures for advertising from such an advertising  account, so  long  as  Franchisee  is  in  compliance  with  its  obligations  hereunder,
Franchisor's  expenditures  for advertising in the Territory  encompassed by the
Development   Agreement   (including   expenditures  for  national  or  regional
advertising  in media which reach that  Territory)  shall be on a basis which is roughly  proportional to Franchisee's  contribution to that advertising  account during that calendar year or other twelve (12) month period. Franchisor also may increase the  percentage  of gross sales which  Franchisee  shall be required to spend for local promotional activities, provided however, that in no event shall
Franchisee be required to make  payments  pursuant to this  Subsection  8.2 in a dollar amount in excess of five percent (5%) of gross sales.

     8.3 Franchisee shall submit to Franchisor,  for Franchisor's  approval,  an advertising  campaign  plan  relating  to the  promotion  of the  opening of the
Restaurant  which is  sufficient  to meet the needs of the  market.  The Manuals contain a Press  Release kit to assist  Franchisee  in this  regard.  Franchisee shall conduct the approved  advertising  campaign and make all  expenditures for advertising  to promote the opening of the  Restaurant  no later than sixty (60)
days after the Restaurant  opens for business.  Franchisor  will reimburse fifty percent (50%) of Franchisee's  out-of-pocket opening advertising expenditures up to a maximum of two thousand five hundred dollars ($2,500),  if Franchisee meets the following criteria:

          (a)  Franchisee's  opening  advertising  expenditures  are made within sixty (60) days after the opening of the Restaurant;

          (b) Franchisee  submits to Franchisor  within one hundred twenty (120)
     days after the  opening of the  Restaurant  documentation  for the  opening advertising expenditures,  such as paid invoices from suppliers of goods or services evidencing expenditure on the opening advertising promotion; and

2004                                                                        F-12

          (c) Franchisee's opening advertising expenditures are made pursuant to the approved  advertising  campaign plan and in  accordance  with the Grand
     Opening Reimbursement Program Policy Guidelines set forth in the Manuals.

     8.4  Nothing  in the  foregoing  Subsections  shall be deemed  to  prohibit
Franchisee from making additional expenditures for local promotional activities.
All of the  Franchisee's  local  promotional  activities  shall utilize approved advertising media. "Approved advertising media" are limited to the following:

          (a) Newspapers, magazines and other such periodicals;

          (b) Radio and television;

          (c) Outdoor advertising by signs displayed on billboards or buildings;
     and

          (d) Handbills, flyers, door-hangers and direct mail.

In the event Franchisee wants to use a form of advertising  medium not set forth above,  Franchisee  shall submit a description of such medium and advertising to
Franchisor.  Franchisor shall notify  Franchisee  whether it approves the use of such  medium  within  thirty  (30)  days of  Franchisee's  request.  Failure  by
Franchisor  to so  notify  Franchisee  within  that  period  shall be  deemed to
constitute   Franchisor's  approval  of  such  request.   Guidelines  for  local
promotional  activities  are  contained in the Manuals,  including  Franchisee's required participation in any co-operative marketing program.

     8.5 All  advertising  copy and other  materials  employed by  Franchisee in local  promotional  activities shall be in strict accordance and conformity with the standards,  formats and specimens contained in the Manuals and shall receive the prior approval of Franchisor. In the event Franchisee wishes to deviate from the  materials  contained  in the  Manuals,  Franchisee  shall  submit,  in each instance, the proposed advertising copy and materials to Franchisor for approval in advance of publication. Franchisor shall notify Franchisee in writing, within fifteen  (15)  days of such  submission,  whether  Franchisor  disapproves  such advertising  copy and materials.  Failure by Franchisor to so notify  Franchisee within that period shall be deemed to constitute  Franchisor's  approval of such advertising  copy and  materials.  In no event  shall  Franchisee's  advertising contain any statement or material  which may be  considered  (a) in bad taste or offensive to the public or to any group of persons, (b) defamatory of any person or an  attack  on  any  competitor,  (c)  to  infringe  upon  the  use,  without permission,  of any  other  persons'  trade  name,  trademark,  service  mark or identification,  or (d)  inconsistent  with the public image of Franchisor or of the System.

9.   FEES

     9.1 As partial  consideration for the rights granted hereunder,  Franchisee shall pay Franchisor:

2004                                                                        F-13

          (a)  an  initial  franchise  fee  of   _____________________   dollars
     ($__________), to be paid in the manner prescribed in Subsection 4.l of the
     Development Agreement as payment for the grant of the franchise;

          (b) a monthly  royalty fee as determined by Franchisor,  not to exceed five  percent (5%) of each  calendar  month's  gross sales,  as provided in
     Subsection 4.3 of the Development  Agreement,  as payment for  Franchisee's continuing  right to operate  the  Restaurant  as part of the  System  (see
     Exhibit 1); and

          (c) a  monthly  advertising  fee  equal  to  such  percentage  of each calendar  month's  gross  sales  as  Franchisor  may  require  pursuant  to
     Subsection 8.2 hereof.

     9.2 The fees referred to in  Subsections  9.l(b) and (c) (the "Fees") shall be paid by check mailed and  postmarked on or before the twelfth day of the next full month immediately  following the month to which the Fees relate.  Any Fees, including  the  initial  franchise  fee,  which are not paid when due shall bear interest  from and after the due dates  thereof at the rate of eighteen  percent
(18%) per annum or the highest rate  permitted by applicable  law,  whichever is less.

     9.3 (a) Except for the sale of a gift  certificate  (on which royalty shall be due and payable upon  redemption of the gift  certificate  and as provided in
Subsection  9.3(b) hereof,  the term "gross  sales," as used in this  Agreement, shall mean all receipts  (cash,  cash  equivalents  or credit) or revenues  from sales from all business conducted upon or from the Restaurant premises,  whether evidenced  by check,  cash,  credit,  charge  account,  exchange  or  otherwise, including,  but not limited to, amounts  received from the sale of goods,  wares and  merchandise  (including  sales of food  beverages and tangible  property of every kind and nature,  promotional or otherwise),  from all services  performed from or at the Restaurant premises, and from all orders taken or received at the
Restaurant  premises,  regardless  of where such orders are filled.  Gross sales shall not be reduced by any deductions for cash shortages incurred in connection with the transaction of business with customers,  credit card company charges or theft which is  reimbursed  by insurance  or is not reported to the  appropriate police  authorities.  Each charge or sale upon  installment  or credit  shall be treated as a sale for the full price in the month  during  which such  charge or sale shall be first made, irrespective of the time when Franchisee shall receive payment (whether full or partial) therefor.

          (b) Gross sales shall not  include:  (i) the sale of  merchandise  for which cash has been  refunded or,  except as provided in the second  sentence of
Subsection  9.3(a),  not received,  or allowances made for  merchandise,  if the sales of any such returned or exchanged  merchandise  shall have been previously included  in gross  sales,  (ii) the  amount  of any sales  tax  imposed  by any federal,  state, municipal or other governmental authority directly on sales and intended to be collected  from  customers,  provided that the amount  thereof is added  to the  selling  price  and  actually  paid  by the  Franchisee  to  such governmental  authority,  (iii)  the  sale  of  merchandise  for  which  a  gift certificate is redeemed,  if the initial sale of the gift certificate shall have been previously  included in gross sales, (iv) the sale of waste products of the
Restaurant,  (v) telephone,  game and vending machine revenues, (vi) the sale of non-food  items or  beverages  at a discount in  connection  with a  promotional campaign,  (vii) one-time sale of furniture,  fixtures or equipment,  and (viii)
theft which is not  covered by  insurance  and is  reported  to the  appropriate police authorities. In addition,  Franchisor may, from time to time, in writing, permit or allow

2004                                                                        F-14

certain  other items to be excluded  from gross sales.  Any such  permission  or allowance may be revoked or withdrawn at Franchisor's discretion.

10.  RECORD KEEPING

     10.1 Franchisee shall employ a point of sale system approved by Franchisor, without  modification,  in  connection  with  the  business  of the  Restaurant.
Franchisee  shall use such  bookkeeping  and  record  keeping  forms as shall be prescribed in the Manuals.

     10.2  Franchisee  shall  complete and submit to  Franchisor,  on a regular, continuous  basis, each of the following  reports,  in the form specified in the
Manuals:

          (a) monthly Restaurant  reports,  on or before the twelfth day of each calendar month following the month to which the report relates;

          (b) annual Restaurant reports, on or before the fifteenth day of April of each year; and

          (c) weekly gross sales reports, on or before the Tuesday following the calendar week to which the report relates.

     10.3 The  annual  Restaurant  reports  referred  to above  shall  include a balance sheet dated as of the end of  Franchisee's  fiscal year or calendar year and a profit and loss  statement for such year,  together  with such  additional financial  information as Franchisor may reasonably request.  Such balance sheet and profit and loss  statement  shall be prepared in accordance  with  generally
accepted   accounting   principles,   certified   as  correct  and  complete  by
Franchisee's  chief executive  officer,  president,  chief financial  officer or controller  and  reported  on  and  reviewed  by an  independent  state-licensed certified public accountant. If Franchisee fails to provide Franchisor with such balance sheet and profit and loss statement,  Franchisor shall have the right to have an independent audit made of Franchisee's books and records, and Franchisee shall promptly reimburse Franchisor for the cost thereof.

     10.4 Each of the reports  referred to in this Section 10 shall be completed by  Franchisee  or its  accountant  in the  respective  specimen  forms,  and in accordance  with the  instructions,  contained in the Manuals.  Subsection  10.3 notwithstanding,  time is of the  essence  with  respect to the  completion  and submission of each such report.

11.  FRANCHISEE ORGANIZATION, AUTHORITY, FINANCIAL CONDITION AND SHAREHOLDERS

     11.1 Franchisee and each Principal  Shareholder represent and warrant that:
(a) Franchisee is a corporation duly incorporated,  validly existing and in good standing  under the laws of the State of its  incorporation;  (b)  Franchisee is duly  qualified  and is  authorized  to do business and is in good standing as a foreign corporation in each jurisdiction in which its business activities or the nature  of the  properties  owned by it  requires  such  qualification;  (c) the execution and delivery of this Agreement and the transaction contemplated hereby are within Franchisee's  corporate

2004                                                                        F-15

power; (d) the execution and delivery of this Agreement has been duly authorized by the Franchisee;  (e) the articles of incorporation  and by-laws of Franchisee delivered to Franchisor are true,  complete and correct,  and there have been no changes therein since the date thereof;  (f) the certified copies of the minutes electing the officers of Franchisee and  authorizing  the execution and delivery of this Agreement are true, correct and complete, and there have been no changes therein since the date(s) thereof; (g) the specimen stock certificate  delivered to Franchisor  is a true specimen of  Franchisee's  stock  certificate;  (h) the balance  sheet of  Franchisee  as of  ____________________,  ________  ("Balance
Sheet")  and  the  balance   sheets  of  its   Principal   Shareholders   as  of
____________________,  ________,  heretofore delivered to Franchisor,  are true, complete and correct,  and fairly present the financial  positions of Franchisee and each Principal Shareholder,  respectively,  as of the dates thereof; (i) the
Balance Sheet and each such balance sheet have been prepared in accordance  with generally accepted accounting principles;  and (j) there have been no materially adverse  changes  in the  condition,  assets or  liabilities  of  Franchisee  or
Principal Shareholders since the date or dates thereof.

     11.2  Franchisee  and each Principal  Shareholder  covenant that during the term of this Agreement:  (a) Franchisee  shall do or cause to be done all things necessary to preserve and keep in full force its  corporate  existence and shall be in good standing as a foreign  corporation in each  jurisdiction in which its business  activities or the nature of the  properties  owned by it requires such qualification;  (b) Franchisee  shall have the corporate  authority to carry out the terms of this  Agreement;  and (c) Franchisee  shall print, in a conspicuous fashion on all  certificates  representing  shares of its stock when  issued,  a legend  referring to this Agreement and the  restrictions  on and obligations of
Franchisee and Principal Shareholders  hereunder,  including the restrictions on transfer of Franchisee's shares.

     11.3 In addition to the financial  information which Franchisee is required to provide to Franchisor under Subsections 10.2 and 11.1 hereof,  Franchisee and
Principal  Shareholders  shall  provide  Franchisor  with such  other  financial information as Franchisor may reasonably  request from time to time,  including, on an annual basis,  copies of the  then-most  current  financial  statements of
Franchisee  and  each  Principal  Shareholder,  dated  as of the end of the last
preceding  fiscal  year  of  the  Franchisee  or  Principal  Shareholder,   said
statements  to be delivered to  Franchisor  no later than April 15 of each year, which  financial  statements  shall  conform  to  the  standards  set  forth  in
Subsection 11.1 hereof.

     11.4  Franchisee  and each  Principal  Shareholder  represent,  warrant and covenant that all Interests (as defined in Subsection 12.4 hereto) in Franchisee are owned as set forth on Appendix A hereto,  that no Interest  has been pledged or hypothecated  (except in accordance with Section 12 of this  Agreement),  and that no change will be made in the ownership of any such Interest  other than as permitted by this Agreement, or otherwise consented to in writing by Franchisor.
Franchisee  and Principal  Shareholders  agree to furnish  Franchisor  with such evidence  as  Franchisor  may  request,  from time to time,  for the  purpose of assuring Franchisor that the Interests of Franchisee and Principal  Shareholders remain as represented herein.

     11.5 Each Principal Shareholder,  jointly and severally,  hereby personally and  unconditionally  guarantees each of Franchisee's  financial  obligations to
Franchisor  (including,  but not  limited  to, all  obligations  relating to the payment of fees by Franchisee to Franchisor).  Each Principal Shareholder agrees that  Franchisor may resort to such Principal  Shareholder  (or

2004                                                                        F-16

any of them)  for  payment  of any such  financial  obligation,  whether  or not
Franchisor  shall  have  proceeded  against  Franchisee,   any  other  Principal
Shareholder  or  any  other  obligor  primarily  or  secondarily   obligated  to
Franchisor with respect to such financial obligation. Each Principal Shareholder hereby expressly waives presentment,  demand,  notice of dishonor,  protest, and all other notices  whatsoever with respect to  Franchisor's  enforcement of this guaranty. In addition, each Principal Shareholder agrees that if the performance or observance  by  Franchisee  of any term or provision  hereof is waived or the time of  performance  thereof  extended  by  Franchisor,  or payment of any such financial  obligation is  accelerated in accordance  with any agreement  between
Franchisor  and any party liable in respect  thereto or extended or renewed,  in whole or in part, all as Franchisor  may determine,  whether or not notice to or consent by any  Principal  Shareholder  or any other party  liable in respect to such financial  obligations is given or obtained,  such actions shall not affect
or  alter  the  guaranty  of  each  Principal   Shareholder  described  in  this
Subsection.

     11.6 Franchisee  and each  Principal  Shareholder  represent and warrant to
          Franchisor that:
          (a) Neither  Franchisee  nor any  Principal  Shareholder  or any other person with a direct or indirect  ownership  interest in Franchisee is identified,  either by name or an alias, pseudonym or nickname, on the
          list  of  "Specially   Designated   Nationals  and  Blocked   Persons"
          maintained by the U.S. Treasury  Department's Office of Foreign Assets
          Control (texts available at  www.treas.gov/offices/enforcement/ofac/).
          Further,  Franchisee  and its  Principal  Shareholders  represent  and warrant  that neither has violated and agree that neither will violate any law (in effect now or which may become  effective  in the  future)
          prohibiting corrupt business practices, money laundering or the aid or support of persons or entities  who  conspire to commit acts of terror against any person or  government,  including  acts  prohibited by the
          U.S.        Patriot        Act        (text        available        at
          http://www.epic.org/privacy/terrorism/hr3162.html),   U.S.   Executive
          Order           13244           (text           available           at
          http://treas.gov/offices/enforcement/ofac/sanctions/terrorism.html), or similar law;

          (b) Franchisee has not made, nor has any Principal  Shareholder  made, any  expenditures  other  than for  lawful  purposes  or  directly  or indirectly  offered,  gave, promised to give or authorized the payment or the gift of any  money,  or  anything  of value,  to any  person or entity,  while  knowing or having reason to know that all or a portion of such money or thing of value would be given or  promised,  directly
          or   indirectly,   to  any   government   official,   official  of  an
          international   organization,   officer  or   employee  of  a  foreign
          government  or anyone  acting in an  official  capacity  for a foreign government, for the purpose of (1) influencing any action, inaction or decision of such official in a manner  contrary to his or her position or creating an improper  advantage;  or (2) inducing  such official to influence  any  government  or  instrumentality  thereof  to effect or influence any act or decision of such government or instrumentality.

          (c)  Franchisee  nor any Principal  Shareholder or any other person or entity who has any direct or  indirect  ownership  interest is or will become  directly or indirectly  owned or  controlled  by  governmental authorities of any country that is subject to a United States embargo;
          and

2004                                                                        F-17

     Franchisee understands and its Principal  Shareholders  understand and have been advised by legal counsel on the  requirements  of the United States Foreign
Corrupt         Practices        Act        (currently         located        at
www.usdoj.gov/criminal/fraud/fcpa.html, any local foreign corrupt practices laws
and       the        Patriot       Act        (currently        located       at
www.epic.org/privacy/terrorism/hr3162.html,   acknowledge   the   importance  to
Franchisor and the Restaurants and the parties' relationship of their respective compliance  with  the  requirements  of these  laws,  including  any  applicable auditing  requirements  and any  requirement  to  report  or  provide  access to information to Franchisor or any government, that is made part of any applicable law,  and agree to take all steps  required  by their  consultants,  agents  and employees  to comply  with such laws prior to  engaging  or  employing  any such individuals or entities.

12.  TRANSFER

     12.1 There  shall be no Transfer of any  Interest  of  Franchisee,  or of a
Principal Shareholder in Franchisee, in whole or in part (whether voluntarily or by operation of law), directly, indirectly or contingently, except in accordance with the provisions of this Section 12. "Transfer" and "Interest" are defined in
Subsections  12.2, 12.3 and 12.4. Any proposed Transfer also shall be subject to the provisions of the Development  Agreement,  which are incorporated  herein by reference.

     12.2 Except as  provided  in  Subsection  12.3,  "Transfer"  shall mean any assignment,  sale,  pledge,  hypothecation,  gift or any other event which would change  ownership  of or  change or create a new  Interest,  including,  but not limited to:

          (a) any  change in the  ownership  of or rights in or to any shares of stock or other equity  interest in  Franchisee  which would result from the act of any  shareholder  of  Franchisee  ("Shareholder"),  such  as a sale, exchange,  pledge or hypothecation of shares,  or any interest in or rights to any of  Franchisee's  profits,  revenues  or assets,  or any such change which would result by operation of law; and

          (b) any change in the percentage  interest owned by any Shareholder in the shares of stock of Franchisee, or interests in its profits, revenues or assets which would result from any act of Franchisee such as a sale, pledge or hypothecation of any Restaurant assets (other than a pledge of assets to secure  bona  fide  loans  made  or  credit  extended  in  connection  with acquisition of the assets  pledged,  provided that  immediately  before and after such  transaction the net worth of Franchisee  shall not be less than the  amount  which  is  reflected  on  the  Balance  Sheet  referred  to in
     Subsection 11.1 of this  Agreement);  any sale or issuance of any shares of
     Franchisee's   stock;  the  retirement  or  redemption  of  any  shares  of
     Franchisee's  stock;  or any sale or grant to any  person  of any  right to participate  in or  otherwise  to share or become  entitled  to any part of
     Franchisee's profits, revenues, assets or equity.

     12.3  "Transfer"  shall not  include  (a) a change in the  ownership  of or rights to any shares or other equity interest in Franchisee pursuant to a public offering of Franchisee's securities registered under the Securities Act of 1933, or (b) a change in the ownership of or rights to any  securities or other equity interest in Franchisee pursuant to a private offering of Franchisee's securities exempted from  registration  under such Act,  provided that Franchisee  provides

2004                                                                        F-18

Franchisor  with a copy of its prospectus  and/or  offering  memorandum ten (10)
days  prior to its  filing  with  the  Securities  and  Exchange  Commission  or circulation  to third parties so that  Franchisor may comment and, if necessary, correct any information  concerning  Franchisor  and/or the System,  and further provided  that  after  giving  effect to such  public or private  offering,  the
Principal  Shareholders,  or any of them, "control" Franchisee.  For purposes of this Section 12,  "control" means either (1) owning legal and equitable title to fifty-one  percent  (51%)  or  more  of the  outstanding  voting  securities  of
Franchisee,  which are not subject to a proxy  granted to or  contract  with any other person or party  granting that party the right to vote part or all of such securities,  or (2) having and  continually  exercising  the  contractual  power presently to designate a majority of the directors of Franchisee.

     12.4  "Interest"  shall mean:  when  referring  to  interests  or rights in
Franchisee,  any shares of  Franchisee's  stock and any other equitable or legal right in or to any of  Franchisee's  stock,  revenues,  profits or assets;  when referring  to  rights or assets of  Franchisee,  Franchisee's  rights  under and interest in this Agreement, the Restaurant and its revenues, profits and assets.

     12.5 (a) The Interest of a Principal Shareholder may be transferred to such
Principal  Shareholder's  spouse or children or to a person  designated  in such
Principal Shareholder's will or trust (individually and collectively referred to as  a  "Successor"),  upon  such  Principal  Shareholder's  death  or  permanent incapacity,  without Franchisor's  approval,  provided that such Successor shall agree to be bound by the  restrictions  contained  in this  Section  12, and the other agreements and covenants of the Principal  Shareholders  contained in this
Agreement.

          (b) The Interest of a Principal  Shareholder may not be transferred to another Principal  Shareholder  without  Franchisor's  approval,  which approval shall not be unreasonably withheld.

          (c) The Interest of a Successor may only be  transferred in accordance with Subsection 12.5(b), 12.6, 12.7 or 12.8, regardless of whether such Transfer is for consideration or by gift or will or other device.

     12.6 If at any time any of the Principal Shareholders desires to dispose of all or  substantially  all of the Interests of the Principal  Shareholder(s)  in
Franchisee,  or any of the Principal  Shareholders  (or  Franchisee)  desires to dispose of all or substantially  all of Franchisee's  Interest in this Agreement or in the assets which  Franchisee  has acquired as a result of this  Agreement, the Principal  Shareholder(s)  or  Franchisee,  as the case may be, shall notify
Franchisor of that desire,  in writing,  thirty (30) days before announcing that fact publicly or engaging the services of a broker or sales agent.

     12.7 (a) If at any time any of the Principal Shareholders or Franchisee, as the case may be,  obtains from a third party or third  parties a bona fide offer
(the  "Offer") in writing for the  purchase of all or  substantially  all of the
Interests  of the  Principal  Shareholders  in  Franchisee,  or of  Franchisee's
Interest in this  Agreement or in the assets which  Franchisee has acquired as a result of this Agreement,  the Principal  Shareholders or Franchisee  shall give
notice  (the  "Selling  Notice")  to  Franchisor   stating  that  the  Principal
Shareholders  or  Franchisee,  as the  case may be,  have  received  the  Offer, identifying  the  prospective  purchaser  by name and  address,  specifying

2004                                                                        F-19

the proposed purchase price and attaching a true and complete copy of the Offer, including all relevant materials required for approval by Franchisor.

          (b)  Franchisor  shall  have an option  to  purchase  (the  "Option"), exercisable within a period of forty-five (45) days after receipt of the Selling
Notice (the "Option Period"),  such Interests at the price and on the conditions set forth in the Offer, except that Franchisor shall not be obligated to pay any finder's or broker's fee, and if the Offer provides for payment of consideration other  than  cash,  or  if  the  Offer  involves  certain  intangible  benefits,
Franchisor may elect to purchase such Interests by offering a reasonable  dollar value substitute including,  at Franchisor's option, cash or the common stock or
other  securities  of  the  Franchisor  or  any  combination   thereof  for  the
non-cash/intangible benefits part of the Offer.

          (c) The Option shall be  exercisable  by Franchisor  delivering to the
Principal  Shareholders  or  Franchisee,  as the case may be,  within the Option
Period,  a notice  (i)  stating  that the  Option is being  exercised,  and (ii)
specifying  the time,  date and place at which such  purchase and sale will take place, which date shall be within forty-five (45) days after Franchisor delivers such notice.  Franchisee shall provide  Franchisor  access to and copies of such information and  documentation  Franchisor shall request regarding the purchase.
The  forty-five  (45)  day  limitation  described  at the  end of the  preceding sentence  shall not apply if at the end of said  forty-five  (45) day period the only issue which  prevents  completion  of the  purchase and sale is the need to effect  transfers  of the  applicable  liquor  licenses.  In the event of such a delay,  the purchase  and sale shall take place  within seven (7) business  days after those liquor licenses have been transferred.

          (d) If the Option is not  exercised,  the  Principal  Shareholders  or
Franchisee,  as the case may be, may sell the  Interests in or of  Franchisee to the third party which made the Offer,  on  conditions  no more  favorable to the third-party offerer than those set forth in the Offer,  provided that Franchisor approves the proposed  transferee in  accordance  with the criteria set forth in
Appendix B and provided  further  that such sale takes place within  ninety (90)
days after the expiration of the Option  Period.  The ninety (90) day limitation described in the preceding sentence shall not apply if at the end of said ninety
(90) day period the issue which prevents  completion of the purchase and sale is either the need to effect transfers of the applicable liquor licenses or consent or approval of the transaction by a state or federal  regulatory  agency. In the event of such a delay,  the  purchase and sale shall take place within seven (7)
business days after those issues have been resolved or waived by Franchisor.

          (e) If the Option is not  exercised,  the  Principal  Shareholders  or
Franchisee,  as the case may be, shall immediately  notify Franchisor in writing of any  change  in the terms of an  Offer.  Any  change in the terms of an Offer shall cause it to be deemed a new Offer, conferring upon Franchisor a new Option pursuant to this  Subsection  12.7;  the Option  Period with  respect to the new
Option  shall be  deemed to  commence  on the day on which  Franchisor  receives written notice of a change in the terms of the original Offer. Provided however, in such an instance,  Franchisor  shall provide  Franchisee its response  within fifteen  (15) days  after  Franchisor's  receipt of all of the  modified  terms, unless such  changes are deemed  material  by  Franchisor  and in such an event,
Franchisor  shall have a forty-five  (45) day period within which to review said changes.

2004                                                                        F-20

     12.8 (a) Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee  and that  Franchisor has entered  into this  Agreement in reliance on the  business  skill and  financial capability of  Franchisee,  and the business  skill,  financial  capability  and personal character of each Principal  Shareholder.  Except as otherwise provided in this Section 12, the Principal Shareholders shall at all times retain control of Franchisee.  Except as otherwise  provided in this Section 12, no Transfer of any part of Franchisee's Interest in this Agreement or in the Restaurant, and no
Transfer of any Interest of any Principal Shareholder, shall be completed except in  accordance  with  this  Subsection  12.8.  In the  event of such a  proposed
Transfer  of any  part of  Franchisee's  Interest  in this  Agreement  or in the
Restaurant,  or of any  Interest  of any  Principal  Shareholder,  the  party or parties desiring to effect such Transfer shall give Franchisor notice in writing of the proposed  Transfer,  which notice shall set forth the name and address of the  proposed  transferee,  its  financial  condition,  including  a copy of its financial  statement  dated not more than  ninety (90) days prior to the date of said notice,  and all the terms and  conditions of the proposed  Transfer.  Upon receiving such notice, Franchisor may (i) approve the Transfer, or (ii) withhold its consent to the Transfer.  Franchisor  shall,  within forty-five (45) days of receiving such notice and all of the information  required  therein,  advise the party or parties  desiring to effect the  Transfer  whether it (1)  approves the
Transfer,  or (2) withholds its consent to the Transfer,  giving the reasons for such  disapproval.  Failure  of  Franchisor  to so advise  said party or parties within that  forty-five (45) day period shall be deemed to be an approval of the proposed Transfer. Appendix B sets forth the criteria for obtaining Franchisor's consent to a proposed Transfer.

          (b) In the  event  that  Franchisor  approves  the  Transfer,  and the
Transfer is not completed within ninety (90) days of the later of (i) expiration of the  forty-five  (45) day  notice  period,  or (ii)  delivery  of  notice  of
Franchisor's  approval of the proposed  Transfer,  Franchisor's  approval of the proposed Transfer shall automatically be revoked. The ninety (90) day limitation described in the preceding sentence shall not apply if at the end of said ninety
(90) day period the only issue which prevents  completion of the Transfer is the need to effect transfers of the applicable liquor licenses. In the event of such a delay,  the Transfer  shall take place  within  seven (7) business  days after those liquor licenses have been transferred. Any subsequent proposal to complete the  proposed  Transfer  shall be subject to  Franchisor's  right of approval as provided herein.  The party which desires to effect the proposed  Transfer shall immediately  notify  Franchisor  in  writing  of any  change  in the  terms of a
Transfer.  Any change in the terms of a Transfer prior to closing shall cause it to be  deemed  a  new  Transfer,  revoking  any  approval  previously  given  by
Franchisor and conferring  upon Franchisor a new right to approve such Transfer, which  shall be  deemed  to  commence  on the day on which  Franchisor  receives written notice of such changes in terms.

     12.9 In connection with any request for Franchisor's approval of a proposed
Transfer pursuant to this Section 12, the parties to the proposed Transfer shall pay Franchisor a nonaccountable  fee to defray the actual cost of review and the administrative  and professional  expenses related to the proposed  Transfer and the preparation  and execution of documents and  agreements,  up to a maximum of two thousand five hundred dollars ($2,500).

2004                                                                        F-21

13.  CONFIDENTIALITY; RESTRICTIONS

     13.1 Franchisee and its Principal  Shareholders  acknowledge  that over the term of  this  Agreement  they  are to  receive  proprietary  information  which
Franchisor has developed over time at great expense,  including, but not limited to, information regarding the System,  methods of site selection,  marketing and public relations  methods,  product analysis and selection,  and service methods and skills  relating to the  development  and  operation  of  restaurants.  They
further  acknowledge  that  this  information,   which  includes,   but  is  not
necessarily limited to, that contained in the Manuals, is not generally known in the industry and is beyond their own present skills and experience,  and that to develop  it  themselves  would  be  expensive,  time  consuming  and  difficult.
Franchisee  and  its  Principal   Shareholders   further  acknowledge  that  the
Franchisor's  information provides a competitive  advantage and will be valuable to them in the development of their  business,  and that gaining access to it is
therefore  a  primary  reason  why  they  are  entering  into  this   Agreement.
Accordingly,  Franchisee and its Principal  Shareholders agree that Franchisor's information,  as described above,  which may or may not be "trade secrets" under prevailing judicial  interpretations or statutes,  is private and valuable,  and constitutes trade secrets belonging to Franchisor. Accordingly, in consideration of  Franchisor's  confidential  disclosure  to  them  of  these  trade  secrets,
Franchisee  and  Principal   Shareholders  agree  as  follows  (subject  to  the
provisions  of the  Development  Agreement  and any  other  franchise  agreement between Franchisor and Franchisee):

          (a)  During the term of this  Agreement,  neither  Franchisee  nor any
     Principal  Shareholder,  for so long as such Principal  Shareholder owns an
     Interest  in  Franchisee,   may,  without  the  prior  written  consent  of
     Franchisor,  directly or indirectly  engage in, or acquire any financial or beneficial interest (including any interest in corporations,  partnerships, trusts,  unincorporated  associations or joint ventures) in, advise,  help, guarantee  loans or make loans to, any  restaurant  business  whose menu or method of operation is similar to that employed by restaurant  units within the System which is either (i) located in the Territory,  as defined in the
     Development  Agreement,  (ii) located in the Area of Dominant Influence (as defined and established  from time to time by Arbitron  Ratings Company) of any  restaurant  developed  pursuant to the  Development  Agreement,  (iii)
     located  within a five (5) mile  radius of any  restaurant  unit within the
     System, or (iv) determined by Franchisor,  exercising reasonable good faith judgment, to be a direct competitor of the System.

          (b) Neither Franchisee, for two (2) years following the termination of this Agreement, nor any Principal Shareholder,  for two (2) years following the  termination  of  all  of his or  her  Interest  in  Franchisee  or the
     termination  of this  Agreement,  whichever  occurs first,  may directly or indirectly  engage in, or acquire  any  financial  or  beneficial  interest
     (including   any   interest   in   corporations,    partnerships,   trusts,
     unincorporated  associations or joint ventures) in, advise, help, guarantee loans or make loans to,  any  restaurant  business  whose menu or method of operation is similar to that employed by restaurant units within the System which is located either (i) in the Territory, as defined in the Development
     Agreement,  (ii)  in  the  Area  of  Dominant  Influence  (as  defined  and established  from  time  to  time  by  Arbitron  Ratings  Company)  of  any restaurant developed pursuant to the Development Agreement,  (iii) within a five (5) mile radius of any  restaurant  unit  within the  System,  or (iv)
     within  any  area  for  which  an  active,  currently  binding

2004                                                                        F-22

     development  agreement has been granted by Franchisor to another franchisee as of the date of the termination.

          (c)  Neither  Franchisee  nor any  Shareholder  shall  at any time (i)
     appropriate  or use the trade secrets  incorporated  in the System,  or any portion thereof, in any restaurant business which is not within the System,
     (ii) disclose or reveal any portion of the System to any person, other than to  Franchisee's  Restaurant  employees  as an incident of their  training,
     (iii)  acquire  any  right  to use any  name,  mark or  other  intellectual property  right  which is or may be  granted by this  Agreement,  except in connection  with the  operation  of the  Restaurant,  or (iv)  communicate, divulge  or use  for  the  benefit  of  any  other  person  or  entity  any confidential  information,  knowledge or know-how concerning the methods of development or operation of a restaurant utilizing the System, which may be communicated  by  Franchisor  in  connection  with  the  franchise  granted hereunder.

     13.2  Franchisee  and Principal  Shareholders  agree that the provisions of this Section 13 are and have been a primary  inducement  to  Franchisor to enter into this Agreement, and that in the event of breach thereof Franchisor would be irreparably injured and would be without adequate remedy at law.  Therefore,  in the event of a breach,  or a  threatened  or  attempted  breach,  of any of such provisions Franchisor shall be entitled, in addition to any other remedies which it may have  hereunder or at law or in equity  (including the right to terminate this Agreement),  to a preliminary and/or permanent  injunction and a decree for specific performance of the terms hereof without the necessity of showing actual or  threatened  damage,  and without  being  required to furnish a bond or other security.

     13.3 The restrictions  contained in Subsection  13.1(a) and (b) above shall not apply to  ownership of less than two percent (2%) of the shares of a company whose  shares are listed and traded on a national  securities  exchange  if such shares are owned for investment only, and are not owned by an officer, director, employee, or consultant of such publicly traded company.

     13.4 If any court or other tribunal  having  jurisdiction  to determine the validity  or  enforceability  of this  Section  13  determines  that it would be invalid or unenforceable as written,  then the provisions hereof shall be deemed to be modified or limited to such extent or in such manner as necessary for such provisions to be valid and enforceable to the greatest extent possible.

     13.5 Franchisee shall require the General Manager,  the Kitchen Manager and each of its Restaurant  managers to execute a  confidentiality  agreement in the form  attached  hereto  as  Appendix  C.  Franchisee  shall be  responsible  for compliance of its employees with the agreements identified in this Subsection.

14.  INSPECTIONS

     14.1 Franchisor shall have the right at any time, and from time to time, to have its  representatives  enter the Restaurant  premises without notice for the purpose of inspecting the condition  thereof and the operation of the Restaurant in order to determine  whether  Franchisee is in compliance  with the standards, specifications, requirements and instructions contained in this

2004                                                                        F-23

Agreement and in the Manuals,  and for any other  reasonable  purpose  connected with the operation of the Restaurant.

     14.2 Without  limiting the generality of Subsection  14.1, a representative of Franchisor  shall be present in the Restaurant to consult with  Franchisee or its General Manager once each calendar  quarter and, at least  semi-annually,  a representative  shall  conduct an  inspection/  consultation  at the  Restaurant
(which  may be  conducted  with or  without  notice).  During  such  inspection,
Franchisor's  representative  will inspect the condition of the  Restaurant  and
observe   procedures  and  operations  at  the   Restaurant.   Also  during  the
inspection/consultation,  Franchisor's representative will meet with the General
Manager and such other Restaurant  employees as Franchisor's  representative may designate,  for the purpose of  evaluating  the  condition  and operation of the
Restaurant  and seeking to maintain or achieve  compliance  with the  standards, specifications, requirements and instructions contained in this Agreement and in the Manuals.

     14.3 Without  limiting the  generality  of  Subsection  14.1,  Franchisor's representatives  shall have the right at all times during normal  business hours to confer with Restaurant  employees and customers,  and to inspect Franchisee's books,  records  and tax  returns,  or such  portions  thereof as pertain to the operation of the  Restaurant.  All such books,  records and tax returns shall be kept and  maintained  at the principal  executive  offices of Franchisee or such other place as may be agreed upon by the parties in writing.  If any  inspection reveals that the gross sales  reported in any report or statement  are less than the actual gross sales ascertained by such inspection, then the Franchisee shall immediately pay Franchisor the additional  amount of fees owing by reason of the understatement  of gross sales  previously  reported,  together with interest as provided  in  Subsection  9.2.  In  the  event  that  any  report  or  statement understates  gross  sales by more than three  percent  (3%) of the actual  gross sales ascertained by Franchisor's  inspection,  Franchisee shall, in addition to making the payment provided for in the immediately  preceding sentence,  pay and reimburse  Franchisor for any and all expenses  incurred in connection  with its inspection, including, but not limited to, reasonable accounting and legal fees.
Such payments  shall be without  prejudice to any other rights or remedies which
Franchisor may have under this Agreement or otherwise. If any inspection reveals that the gross sales  reported in any report or  statement  are greater than the actual gross sales ascertained by such inspection,  and that Franchisee  thereby has  made an  overpayment  of  fees,  the  amount  of the  overpayment  (without interest) shall be offset against future fees owing by Franchisee to Franchisor.

     14.4  Franchisee  shall maintain an accurate stock  register.  In the event that the beneficial  ownership of Franchisee's stock differs in any respect from record ownership,  Franchisee also shall maintain a list of the names, addresses and interests of all beneficial  owners of its stock.  Franchisee  shall produce its  stock  register,  and  any  list  of  beneficial  owners  certified  by the corporation's  secretary to be correct,  at its principal executive offices upon ten (10) days prior written request by Franchisor.  Franchisor's representatives shall have the right to examine the stock  register  and any list of  beneficial owners,  and to reproduce all or any part thereof.  Further,  upon ten (10) days written notice,  Franchisor may request a copy of the list of  stockholders  and owners of beneficial  interests to be forwarded to it at Franchisor's  principal office.

2004                                                                        F-24

15.  RELATIONSHIP OF PARTIES AND INDEMNIFICATION

     15.1  Franchisee  is not, and shall not represent or hold itself out as, an agent, legal  representative,  joint venturer,  partner,  employee or servant of
Franchisor  for any purpose  whatsoever  and,  where  permitted by law to do so, shall file a  business  certificate  to such  effect  with the proper  recording authorities.  Franchisee is an  independent  contractor and is not authorized to
make  any  contract,   agreement,   warranty  or  representation  on  behalf  of
Franchisor,  or to create  any  obligation,  express  or  implied,  on behalf of
Franchisor.  Franchisee  agrees  that  Franchisor  does not  have any  fiduciary
obligation  to  Franchisee.   Franchisee  shall  not  use  the  name  Applebee's
Neighborhood  Grill & Bar (other than in  connection  with the  operation of the
Restaurant), or Applebee's International,  Inc., or any similar words as part of or in association  with any trade name of any business entity which is, directly or indirectly, associated with Franchisee.

     15.2  Franchisee  shall  indemnify  and hold  harmless  Franchisor  and its officers, directors, employees, agents, affiliates,  successors and assigns from and  against (a) any and all claims  based  upon,  arising out of, or in any way related  to the  operation  or  condition  of any  part  of  the  Restaurant  or
Restaurant  premises,   the  conduct  of  business  thereat,  the  ownership  or
possession of real or personal property,  and any negligent act,  misfeasance or nonfeasance by Franchisee or any of its agents, contractors, servants, employees or licensees  (including,  without limitation,  the performance by Franchisee of any act required by, or performed pursuant to, any provision of this Agreement), and (b) any and all fees (including reasonable attorneys' fees), costs and other expenses  incurred  by or on behalf of  Franchisor  in the  investigation  of or defense against any and all such claims.

     15.3 In  addition  to, and not in  limitation  of, any  subsection  hereof,
Franchisee specifically covenants, represents and warrants that Franchisee is in compliance in all material respects with all federal, state, municipal and local laws governing the  generation,  use or disposal of hazardous waste or hazardous materials,  and any and all other laws designed to protect the  environment  and that:

          (a) There have been no past, and there are no current or  anticipated, releases  or  substantial  threats of a release of a  hazardous  substance, pollutant or contaminant  from or onto the Restaurant or real property upon which  the  Restaurant  is  located  and  referred  to  in  this  Agreement
     ("Premises")   which  is  or  may  be  subject  to  regulation   under  the
     Comprehensive  Environmental  Response,  Compensation and Liability Act (42
     U.S.C. 9601, et seq.) or other laws designed to protect the environment;

          (b) The Premises have not previously been used, are not now being used and are not contemplated to be used for the treatment,  collection, storage or disposal of any refuse or objectionable  waste so as to require a permit or  approval  from the  Environmental  Protection  Agency  pursuant  to the
     Hazardous and Solid Waste  Amendments of 1984 (96 Stat.  3221) or any other federal,  state, county or municipal agency charged with the responsibility of protecting the environment;

2004                                                                        F-25

          (c) The  Premises  have not  previously  been used,  are not now being
     used,  and  are  not   contemplated   to  be  used,  for  the   generation,
     transportation, treatment, storage or disposal of any hazardous waste;

          (d) No  portion of the  Premises  are  located on or over a  "sanitary landfill" or an "open dump" within the meaning of the Resource Conservation and Recovery Act (42 U.S.C.  6941 et seq.), as amended by the Hazardous and
     Solid Waste Amendments of 1984 (96 Stat. 3221);

          (e) No  asbestos  fibers or  materials  or  polychlorinated  biphenyls
     (PCB's) are on or in the Premises;

          (f) There have not been, nor are there presently pending,  any federal or state enforcement actions against the Premises, nor is the Franchisee or its Landlord,  if any,  subject to any  outstanding  administrative  orders which require ongoing compliance efforts in connection with compliance with laws designed to protect the environment;

          (g) The  Franchisee  has not  entered  into  any  consent  decrees  or
     administrative   consent   orders   with  any  agency   charged   with  the
     responsibility of protecting the environment;

          (h)  There  have  not  been  any  notices  of  violation  sent  to the
     Franchisee under the Citizens Suit Provisions of any statute;

          (i) The  Franchisee  has not  received  any request  for  information, notice or demand letters for administrative inquiries from any governmental entity with regard to its environmental practices;

          (j) The Franchisee has maintained all required  records under each and every applicable  environmental  statute and is in full compliance with all environmental  permits  issued  to it by  any  governmental  or  regulatory agency;

          (k) The Franchisee maintains all insurance policies as may be required by any applicable law governing the environment;

          (l) The  Franchisee  has no reason to believe  that any  operation  of equipment  on or at the  Premises  may be the  cause of a  future  spill or release of a pollutant;

          (m)  The  Franchisee  has  not  in  the  past,  nor  is it  presently, generating,  transporting or disposing of a hazardous  substance as defined by Section 9601(12) of CERCLA; and

          (n) The Franchisor shall have the right, at Franchisee's  expense,  to require an environmental  audit of the Premises from a company or companies satisfactory to Franchisor.

2004                                                                        F-26

16.  INSURANCE

     16.1  Franchisee  shall  procure  before  the  commencement  of  Restaurant operations,  and shall  maintain in full force and effect during the entire term of this Agreement, at its sole cost and expense, an insurance policy or policies protecting  Franchisee and Franchisor and their respective  officers,  directors and employees against any and all claims, loss, liability or expense whatsoever, arising out of or in connection with the condition,  operation, use or occupancy of the  Restaurant or Restaurant  Premises.  Franchisee  shall procure  workers'
compensation  coverage for each of its employees no later than the first date of such employee's employment. Franchisee shall also insure the Restaurant building and other  improvements,  equipment,  signs,  interior and exterior decor items, furnishings and fixtures, and any additions thereto, in accordance with standard fire and  extended  coverage  insurance  policies  then in  effect  for  similar businesses.  Franchisor  shall  be named as an  additional  insured  in all such policies, workers' compensation excepted, and the certificate or certificates of insurance  shall  state  that the  policy or  policies  shall not be  subject to cancellation  or  alteration  without at least  thirty  (30) days prior  written notice to Franchisor.  Such policy or policies shall be written by a responsible insurance company or companies satisfactory to Franchisor,  and shall be in such form and contain such limits of liability as shall be satisfactory to Franchisor from time to time. In any event,  such policy or policies shall include at least the following:

    KIND OF INSURANCE                  MINIMUM LIMITS OF LIABILITY

    Workers' Compensation              Statutory

    Employer's Liability               $500,000 bodily injury by accident
                                       $500,000 bodily injury by disease

    General Public Liability,          $1,000,000 each person,
    including Product Liability,       $1,000,000 each incident
    Injury and Liquor Liability        $2,000,000 aggregate

    Fire and Extended Coverage         Full replacement value

    Umbrella Liability Insurance       $35,000,000

Franchisee  shall,  upon  request,  exhibit  certificates  of such  insurance to
Franchisor.  The insurance afforded by the policy or policies  respecting public liability  shall not be limited in any way by reason of any insurance  which may be maintained by Franchisor.

     16.2 Within sixty (60) days after the execution of this  Agreement,  but in no event later than the day before the Restaurant opens for business, Franchisee shall submit to  Franchisor  for  approval  certificates  of  insurance  showing compliance  with  the  requirements  of  Subsection  16.1.  Notwithstanding  the foregoing,  Franchisee  shall submit to Franchisor for approval  certificates of insurance  showing  compliance with the worker's  compensation  requirements set forth in Subsection  16.1 prior to the training of any Franchisee  employee at a
Restaurant  operated  by  Franchisor.  Maintenance  of  such  insurance  and the performance  by  Franchisee of its  obligations

2004                                                                        F-27

under this  Section  16 shall not  relieve  Franchisee  of  liability  under the indemnity provisions of this Agreement, and shall not limit such liability.

     16.3 Should  Franchisee,  for any reason,  fail to procure or maintain  the insurance  coverage  required by this Section,  then  Franchisor  shall have the right and authority to immediately procure such insurance coverage and to charge the cost thereof to  Franchisee,  which amounts shall be paid  immediately  upon notice and shall be subject to charges for late payments in the manner set forth in Subsection 9.2.

     16.4 No later than thirty (30) days following Franchisee's receipt of same,
Franchisee  shall submit to Franchisor a copy of any written report  relating to the condition of the Restaurant premises, or any aspect thereof,  prepared by an insurer or prospective  insurer or by a  representative  of a federal,  state or local government  agency,  provided that if any such report contains comments or information which could materially and detrimentally affect the Restaurant, such report  shall be  submitted  to  Franchisor  within  three  (3)  days  following
Franchisee's receipt thereof.

17.  DEBTS AND TAXES

     Franchisee  shall pay or cause to be paid promptly when due all obligations incurred,  directly or  indirectly,  in connection  with the  Restaurant and its operation, including, without limitation, (a) all taxes and assessments that may be assessed  against  the  Restaurant  land,  building  and other  improvements, equipment,  fixtures, signs, furnishings,  and other property; (b) all liens and encumbrances  of every kind and character  created or placed upon or against any of said property, and; (c) all accounts and other indebtedness of every kind and character  incurred  by or on  behalf  of  Franchisee  in  the  conduct  of  the
Restaurant  business.  Notwithstanding the foregoing,  Franchisee will not be in default of this Agreement as a result of a non-payment or non-performance of the foregoing  so long as it disputes  said debt or lien and is, in the sole opinion of Franchisor,  validly and in good faith pursuing a resolution of said claim or lien and has reserved  sufficient  sums to pay the debt/claim as is agreed to by
Franchisor.

18.  TRADE NAMES, SERVICE MARKS AND TRADEMARKS

     18.1  Franchisee  acknowledges  the sole and exclusive  right of Franchisor
(except for rights  granted under existing and future  franchise  agreements) to use  Franchisor's  trade names,  service marks and trademarks in connection with the products and services to which they are or may be applied by Franchisor, and represents,  warrants and agrees that  Franchisee  shall not,  either during the term of this  Agreement,  or after the expiration or other  termination  hereof, directly or indirectly,  contest or aid in contesting the validity, ownership or use thereof by  Franchisor,  or take any action  whatsoever in derogation of the rights claimed herein by Franchisor.

     18.2  The  right  granted  to  Franchisee   under  this  Agreement  to  use
Franchisor's  trade names,  service marks and  trademarks is  nonexclusive,  and
Franchisor, in its sole discretion, subject only to the limitations contained in
Subsection 1.4 of this Agreement, has the right to grant other rights in, to and under those names and marks in addition to those rights already granted,  and to

2004                                                                        F-28

develop  and  grant  rights  in other  names  and  marks on any such  terms  and conditions  as  Franchisor  deems  appropriate.  The rights  granted  under this
Agreement  do not  include  any right or  authority  of any kind  whatsoever  to pre-package or sell pre-packaged food products,  under any of Franchisor's names or marks, or any menu items approved for sale at the Restaurant,  whether at the
Restaurant, on the Internet, or at any other location, including grocery stores.

     18.3 Franchisee understands and acknowledges and agrees that Franchisor has the unrestricted right, subject only to the limitations  contained in Subsection
1.4  of  this  Agreement,  to  engage,  directly  and  indirectly,  through  its employees, representatives,  licenses, assigns, agents, affiliates, subsidiaries and  others,  at  wholesale,  retail,  and  otherwise,  in (a)  the  production, distribution  and sale of products under the names and marks licensed  hereunder or other  names or marks,  (b) the use,  in  connection  with  such  production, distribution  and sale, of any and all trademarks,  trade names,  service marks, logos,  insignia,  slogans,  emblems,  symbols,  designs  and other  identifying characteristics  as may be developed or used,  from time to time,  by Franchisor with respect to the System or otherwise,  and (c) the  production,  distribution and sale of products  through  another  restaurant or  restaurants  which do not utilize the System or the Applebee's  Neighborhood  Grill & Bar service mark and
which  otherwise  compete  or  might  compete  with  the  Restaurant.   Further,
Franchisee  agrees  that  ownership  of any  service  marks or  other  insignia, symbols, designs or slogans used in development and promotion of any products or menu items,  including  any general  promotion or concept not tied to a specific product, and all recipes and copyrighted material,  whether such development was instituted at the request or suggestion of Franchisee or Franchisor, and whether such development was done in collaboration with Franchisor or done independently by  Franchisee,  shall be the sole and  exclusive  property of  Franchisor.  Any goodwill  engendered by the marks,  insignia,  symbols,  designs or slogans used shall  inure to the  benefit of  Franchisor  whose  ownership  shall be sole and exclusive.

     18.4  Nothing  contained  in this  Agreement  shall be construed to vest in
Franchisee any right,  title or interest in or to any of  Franchisor's  names or marks, the goodwill now or hereafter associated  therewith,  or any right in the design of any  restaurant  building or premises,  or the decor or trade-dress of the Restaurant,  other than the rights and license  expressly granted herein for the term hereof.  Any and all goodwill  associated  with or identified by any of
Franchisor's  names or marks shall inure directly and exclusively to the benefit of  Franchisor,  including,  without  limitation,  any goodwill  resulting  from operation and promotion of the Restaurant,  provided that this Subsection  shall
not  be  construed  to  entitle   Franchisor  to  receive  any  portion  of  the
consideration paid to Franchisee and/or any Principal Shareholder as a result of a Transfer of an Interest pursuant to Section 12 hereof.

     18.5 Franchisee shall adopt and use Franchisor's  names and marks only in a manner expressly  approved by Franchisor,  and shall not use any of Franchisor's names or marks in connection  with any  statement or material  which may, in the judgment of Franchisor, be in bad taste or inconsistent with Franchisor's public image, or tend to bring disparagement, ridicule or scorn upon Franchisor, any of
Franchisor's names or marks, or the goodwill  associated  therewith.  Franchisee shall not adopt, use or register as its corporate name (by filling a certificate or articles of  incorporation or otherwise) any trade or business name, style or design which includes, or is similar to, any of Franchisor's trademarks, service marks, trade names, logos, insignia, slogans, emblems, symbols, designs or other identifying characteristics.

2004                                                                        F-29

     18.6  Franchisor  shall have the right,  at any time and from time to time, upon notice to Franchisee,  to make additions to,  deletions from and changes in any of  Franchisor's  names or marks,  or all of them,  all of which  additions, deletions  and changes  shall be made in good faith,  on a reasonable  basis and with a view toward the overall best interests of the System. Franchisor will use its best  efforts  to  protect  and  preserve  the  integrity  and  validity  of
Franchisor's  names  and  marks,  including  the  taking  of  actions  deemed by
Franchisor to be appropriate in the event of any apparent infringement of any of
Franchisor's names or marks.

     18.7 (a) Franchisor  shall hold  Franchisee  harmless from any liability or expense (but excluding  consequential  damages) resulting from infringement of a third party's  service  mark,  trade name or trademark by  Franchisor's  service mark,  Applebee's  Neighborhood  Grill  & Bar,  or by any  other  service  mark, trademark or trade name of Franchisor  which  Franchisor shall designate as part of the System. This hold-harmless  indemnity shall not apply to any unauthorized use by Franchisee of any such service mark, trade name or trademark.

          (b) Franchisee agrees to notify Franchisor  promptly in writing of any suit or claim for  infringement  which is within the scope of the  hold-harmless indemnity set forth in this Subsection 18.7. Subject to the terms and conditions of this  Subsection  18.7,  Franchisor  shall  have the sole  right to defend or settle  any  such  suit  or  claim  of  infringement  at  Franchisor's  expense.
Franchisee,  at Franchisee's expense,  shall have the right to be represented by counsel.  Franchisor  shall,  however,  retain control of any negotiations  with respect  to such claim or of any  litigation  involving  such  suit.  Franchisee agrees to cooperate with Franchisor and to assist Franchisor whenever reasonably requested by Franchisor,  at  Franchisor's  expense,  in the defense of any such infringement  suit or claim.  Franchisee  shall not enter into any settlement of any such claim or suit or conduct any settlement  negotiations  relative thereto without the prior approval of Franchisor in writing and, if Franchisee  does so, the hold-harmless indemnity set forth in this Subsection 18.7 shall be deemed to have been waived and released in all respects.

     18.8  Franchisor  represents  that it is the sole owner of the service mark
Applebee's  Neighborhood  Grill & Bar. In the event that Franchisee is precluded from operating the Restaurant because Franchisor  determines that a third person has acquired rights under the law of any state in such mark,  which so precludes
Franchisee,  Franchisor  agrees (a) to repay to Franchisee the initial franchise fee  paid by  Franchisee  with  respect  to the  Restaurant,  and (b) to  assist
Franchisee,  at Franchisee's  request,  in locating an alternative  site for the
Restaurant.

19.  EXPIRATION AND TERMINATION; OPTION TO PURCHASE RESTAURANT; ATTORNEYS' FEES

     19.1   Franchisor   shall  have  the  right  to  terminate  this  Agreement
immediately  upon  written  notice to  Franchisee  stating  the  reason for such termination:

          (a) in the event of any breach or default of any of the  provisions of
     Subsection 9.1, Sections 12 or 13, Subsection 14.1 or Section 23;

          (b) if a petition in  bankruptcy,  an  arrangement  for the benefit of creditors,  or a petition for reorganization is filed by Franchisee,  or is filed against Franchisee and not

2004                                                                        F-30

     dismissed within ninety (90) days from the filing thereof, or if Franchisee shall make any assignment for the benefit of creditors, or if a receiver or trustee is appointed for Franchisee and is not dismissed within ninety (90)
     days of such appointment;

          (c) if Franchisee  ceases to operate the Restaurant  without the prior written  consent  of  Franchisor  or loses its right to  possession  of the
     Restaurant  premises;  provided  however,  this provision will not apply if
     Franchisee  ceases  to  operate  the  Restaurant  or  loses  its  right  to possession  of the  Restaurant  premises  by  reason of Force  Majeure  and
     Franchisee complies with the requirements of Section 24 of this Agreement;

          (d) if  Franchisor  discovers  that  Franchisee  has made any material misrepresentation or omitted any material fact in the information which was furnished to Franchisor in connection with this Agreement;

          (e) if any part of this  Agreement  relating to the payment of fees to
     Franchisor, or the preservation of any of Franchisor's trade names, service marks,  trademarks,  trade secrets or secret formulae licensed or disclosed hereunder is, for any reason, declared invalid or unenforceable; or

          (f) if  Franchisee  or any  Principal  Shareholder  is convicted of or pleads nolo contendere to a felony or any crime involving moral turpitude.

     If Franchisee defaults in the performance or observance of any of its other obligations  hereunder,  and such default  continues  for a period of sixty (60)
days after written  notice to  Franchisee  specifying  such default,  Franchisor shall have the right to terminate  this  Agreement upon thirty (30) days written notice to Franchisee. If Franchisee defaults in the performance or observance of the same  obligation  two (2) or more times  within a twelve (12) month  period,
Franchisor  shall have the right to terminate  this Agreement  immediately  upon commission of the second act of default, upon thirty (30) days written notice to
Franchisee  stating the reason for such  termination,  without allowance for any curative period.

     The  foregoing  provisions  of this  Subsection  19.1  are  subject  to the provisions  of any local  statutes or  regulations  which limit the grounds upon which Franchisor may terminate this Agreement,  or which require that Franchisor give Franchisee  additional  prior written notice of termination and opportunity to cure any default.

     In the event of termination by reason of Franchisee's  failure after a good faith effort to obtain the necessary state or local liquor licenses (as required in Section 23),  Franchisor shall refund to Franchisee,  without  interest,  the franchise  fee  payment  referred to in  Subsection  9.1(a),  less any  expenses incurred and damages  sustained by Franchisor in connection with its performance hereunder prior to the date of such termination. Franchisor shall also repay the initial franchise fee in the circumstances  described in Subsection 18.8 hereof.
In the event of  termination  for any other  reason,  Franchisor  shall  have no obligation to refund any amount  previously  paid by Franchisee,  and Franchisee shall be obligated to promptly pay all sums which are then due Franchisor.

2004                                                                        F-31

     19.2 Upon the  termination of this Agreement by Franchisor,  Franchisee may not remove any property from the Restaurant  premises for thirty (30) days after the  termination.  Upon the expiration or earlier  termination of this Agreement for any reason:

          (a) Franchisee shall immediately discontinue its use of the System and its use of  Franchisor's  trade names,  service marks,  trademarks,  logos,
     insignia,   slogans,   emblems,  symbols,  designs  and  other  identifying
     characteristics;

          (b) if the Restaurant  premises are owned by Franchisee or leased from a third party,  Franchisee  shall,  upon demand by  Franchisor,  remove (at
     Franchisee's expense) Franchisor's trade names, service marks,  trademarks, logos, insignia,  slogans, sign facia, emblems,  symbols, designs and other identifying  characteristics from all premises,  and paint all premises and other improvements maintained pursuant to this Agreement a design and color which is basically different from Franchisor's authorized design and color.
     If  Franchisee  shall fail to make or cause to be made any such  removal or repainting  within thirty (30) days after written  notice,  then Franchisor shall have the right to enter upon the Restaurant  premises,  without being deemed guilty of trespass or any tort (or Franchisee shall cause Franchisor to be permitted on the premises as necessary), and make or cause to be made such  removal,  alterations  and  repainting at the  reasonable  expense of
     Franchisee,  which expense  Franchisee shall pay to Franchisor  immediately upon demand; and

          (c) Franchisee  shall not  thereafter  use any trademark,  trade name, service mark,  logo,  insignia,  slogan,  emblem,  symbol,  design or other identifying characteristic that is in any way associated with Franchisor or similar to those associated with Franchisor, or use any food or proprietary menu item,  recipe or method of food  preparation or operate or do business under any name or in any  manner  that  might  tend to give the  public the impression  that  Franchisee  is or was a  licensee  or  franchisee  of, or otherwise associated with, Franchisor.

     19.3 In the event  that any  party to this  Agreement  initiates  any legal proceeding to construe or enforce any of the terms, conditions and/or provisions of this Agreement, including, but not limited to, its termination provisions and its  provisions  requiring  Franchisee  to make certain  payments to  Franchisor incident  to the  operation  of the  Restaurant,  or to obtain  damages or other relief to which any such party may be entitled by virtue of this Agreement,  the prevailing  party or parties shall be paid its  reasonable  attorneys'  fees and expenses  by the other party or parties.  If  Franchisee  fails to comply with a written notice of termination  sent by Franchisor and a court later upholds such termination of this Agreement,  Franchisee's  operation of the Restaurant,  from and  after  the date of  termination  stated in such  notice,  shall  constitute willful  trademark  infringement  and  unfair  competition  by  Franchisee,  and
Franchisee  shall be  liable  to  Franchisor  for  damages  resulting  from such infringement  in  addition  to any fees paid or  payable  hereunder,  including,
without   limitation,   any  profits   which   Franchisee   derived   from  such
post-termination operation of the Restaurant.

     19.4 (a) With respect to Restaurant  premises owned by  Franchisee,  in the event of termination of this Agreement,  Franchisor  shall have, for thirty (30)
days after the  termination is effective,  an option,  exercisable  upon written notice to  Franchisee  within such thirty (30) day

2004                                                                        F-32

period,  to elect to purchase the  Restaurant  premises from  Franchisee for the fair market value of the land and buildings,  furnishings and equipment  located therein.

          (b) In addition to the option described  above,  Franchisor shall have an option,  exercisable upon written notice to Franchisee,  to elect to purchase the Restaurant  premises from  Franchisee  upon expiration of this Agreement for the fair market  value of the land and  buildings,  furnishings,  and  equipment located therein subject to Franchisee's  option to operate the Restaurant for an additional  term under  Subsection  1.3 hereof.  If  Franchisee  does not notify
Franchisor,  pursuant  to  Subsection  1.3  hereof,  of a desire to operate  the
Restaurant for an additional  term,  then  Franchisor  shall provide the written notice  described in the  preceding  sentence  within thirty (30) days after the latest  date by  which  Franchisee  is  required  by  Subsection  1.3 to  advise
Franchisor of such a desire; if Franchisee does notify Franchisor of a desire to operate the Restaurant for an additional  term and  Franchisor  determines  that
Franchisee is not eligible to do so, Franchisor shall provide the written notice described  in the  preceding  sentence  within  thirty  (30) days of its written notice to Franchisee  that  Franchisee is not eligible to operate the Restaurant for such additional term. With respect to the option to purchase upon expiration of this  Agreement,  this  option  shall not apply if prior to thirty  (30) days before  said  expiration,  Franchisee  enters  into an  agreement  to sell  such
Restaurant  premises  to a third  party  upon the  expiration  of the  Franchise
Agreement,  provided that Franchisee's  agreement with the purchaser  includes a covenant by the  purchaser,  which is expressly  enforceable  by Franchisor as a third-party  beneficiary  thereof,  pursuant to which the purchaser agrees that, for a period of twelve (12) months after the expiration of this  Agreement,  the purchaser shall not use such premises for the operation of a restaurant business whose menu or method of  operation  is similar to that  employed  by  restaurant units within the System.

          (c) If Franchisee receives approval to operate the Restaurant premises for an additional term in accordance with Subsection 1.3 hereof, Franchisee will be required to execute the  then-existing  form of  franchise  agreement,  which shall contain an option to obtain assignment of Franchisee's  lease with a third party  and/or to purchase  certain  property,  exercisable  by  Franchisor  upon termination  thereof,  and  an  option  to  purchase  the  Restaurant  premises, exercisable by Franchisor upon expiration of the additional term (subject to any
then-existing   rights  to  renew  of   Franchisee).   Such  options   shall  be
substantially similar to the provisions described in this Subsection 19.4.

          (d) If the parties  cannot agree on the purchase  price or other terms of purchase  within  thirty  (30) days  following  Franchisor's  exercise of its option  pursuant to Subsection  19.4(a) and (b), the price or disputed  terms of purchase shall be determined by three (3) appraisers,  with each party selecting one (1) appraiser  and the two (2)  appraisers,  so chosen,  selecting the third appraiser.  In the event of such an  appraisal,  each  party  shall bear its own legal  and  other  costs  and  shall  split  equally  the  appraisal  fees.  The appraisers'  determination  of the price and other  disputed  terms of  purchase shall be final and binding.

          (e) If  Franchisor  elects to  exercise  its option to  purchase  upon termination  of this  Agreement,  the purchase price shall be paid within thirty
(30)  days of the  determination  of the  purchase  price  and  other  terms  of purchase.  If  Franchisor  elects  to  exercise  its  option  to  purchase  upon expiration  of this  Agreement,  the purchase  price shall be paid within thirty
(30) days of the later of (a) the  determination of the purchase price and other terms of purchase,  or (b) expiration

2004                                                                        F-33

of this  Agreement.  If the Franchisor  does not elect to exercise its option to purchase the  Restaurant  premises,  the  Franchisee may sell such premises to a third party, provided that Franchisee's  agreement with the purchaser includes a covenant by the  purchaser,  which is expressly  enforceable  by Franchisor as a third-party beneficiary thereof,  pursuant to which the purchaser agrees that it shall not use such  premises for the  operation of a restaurant  business  whose menu or method of  operation  is similar to that  employed by  restaurant  units within the System for a period of twelve (12) months  after the  termination  or expiration of this Agreement.

          (f) If the Restaurant  premises are leased by Franchisee  from a third party, such lease must allow Franchisee to assign the lease to Franchisor.  Upon termination  of  this  Agreement  for any  reason,  Franchisor  has  the  right, exercisable  upon written  notice to  Franchisee  within  thirty (30) days after termination  is  effective,  to require  Franchisee  to assign all  Franchisee's rights  and  obligations  under  the  lease  to  Franchisor  and to  immediately surrender  possession  of the  premises,  including  all fixtures and  leasehold improvements,  to  Franchisor.  The lessor may not impose any  assignment fee or other  similar  charge on  Franchisor in  connection  with such  assignment.  If
Franchisor  exercises that right,  it has an additional  right,  to be exercised within thirty (30) days after taking possession of the premises, to purchase all of Franchisee's equipment,  signs, decor items, furnishings,  supplies and other products and materials at their  then-fair  market value.  If the parties cannot agree on the  price,  the price  will be  determined  in the manner set forth in connection with  Franchisee-owned  Restaurant premises. If Franchisor elects not to purchase the items mentioned  above,  Franchisee  shall, at Franchisee's  own expense and under Franchisor's  supervision remove those items from the premises within  ten  (10)  days  after  such  final  election,  or ten (10)  days  after expiration of the option period,  whichever is earlier.  If Franchisee  fails to remove all such property from the premises within such period,  Franchisor shall be  entitled  to do  so,  or to  authorize  a  third  party  to do  so,  all  at
Franchisee's expense.

     19.5 In addition to the provisions contained in Subsection 19.4 hereof:

          (a) With respect to Restaurant  premises owned by  Franchisee,  in the event of  termination of this  Agreement and  Franchisor's  exercise of its option to purchase the Restaurant  premises pursuant to Subsection  19.4(a)
     hereof,  Franchisee  shall  have,  for ten (10) days  after its  receipt of written notice of Franchisor's election to purchase, an option, exercisable upon written  notice to  Franchisor,  to lease said premises to Franchisor, pursuant  to a lease which  provides  for rental at a rate not in excess of six  percent  (6%) of gross  sales and triple net terms.  Said lease  shall provide  for a lease  term of at  least  ten (10)  years  with two (2) five
     (5)-year  options to renew, and for primary annual rent of not in excess of the number derived from  multiplying six percent (6%) times the gross sales reported  by  Franchisee  to  Franchisor  for which  Franchisee  has paid a royalty  fee for the next  preceding  calendar  year times  eighty  percent
     (80%).

          (b) In addition to the option described  above,  Franchisee shall have an option, exercisable upon written notice to Franchisor, to elect to lease the Restaurant premises to Franchisor upon expiration of this Agreement and
     Franchisor's  exercise of its option to purchase  the  Restaurant  premises pursuant to Subsection 19.4(b) hereof, pursuant to the same terms set forth in Subsection 19.5(a) above,  subject to Franchisee's option to operate the
     Restaurant  for an  additional  term under  Subsection  1.3 hereof.  If (i)
     Franchisee does

2004                                                                        F-34

     not notify  Franchisor,  pursuant to Subsection 1.3 hereof,  of a desire to operate the  Restaurant  for an additional  term, or (ii)  Franchisee  does notify  Franchisor of a desire to operate the  Restaurant for an additional term and Franchisor  determines  that  Franchisee is not eligible to do so, and Franchisor  exercises its option to purchase the  Restaurant  premises, then Franchisee shall provide the written notice described in the preceding sentence  within  ten (10) days  after its  receipt  of  written  notice of
     Franchisor's election to purchase. With respect to the option to lease upon expiration  of this  Agreement,  this  option  shall  not apply if prior to thirty  (30)  days  before  said  expiration,  Franchisee  enters  into  an agreement  to sell  such  Restaurant  premises  to a third  party  upon the expiration of the Franchise Agreement, provided that Franchisee's agreement with the purchaser includes a covenant by the purchaser, which is expressly enforceable by Franchisor as a third-party beneficiary thereof, pursuant to which the purchaser  agrees, at Franchisor's  option,  either to lease said premises to Franchisor upon the terms set forth in Subsection  19.5(a),  or that for a period of  twelve  (12)  months  after  the  expiration  of this
     Agreement, the purchaser shall not use such premises for the operation of a restaurant  business  whose menu or method of  operation is similar to that employed by restaurant units within the System.

          (c) If Franchisee receives approval to operate the Restaurant premises for an additional term in accordance with Subsection 1.3 hereof, Franchisee will be required to execute the then-existing  form of franchise  agreement which shall contain an option to obtain  assignment of  Franchisee's  lease with a third  party  and/or  to  lease  certain  property,  exercisable  by
     Franchisor upon termination  thereof, and an option to lease the Restaurant premises,  exercisable by Franchisor upon expiration of the additional term
     (subject to any then-existing rights to renew of Franchisee).  Such options shall  be  substantially  similar  to  the  provisions  described  in  this
     Subsection 19.5.

20.  NO WAIVER OF DEFAULT

     20.1 The waiver by any party to this Agreement of any breach or default, or series of breaches or defaults, of any term, covenant or condition herein, or of any same or similar term, covenant or condition contained in any other agreement between  Franchisor  and any  franchisee,  shall  not be  deemed a waiver of any subsequent  or  continuing  breach or  default  of the same or any  other  term, covenant or condition  contained in this  Agreement,  or in any other  agreement between Franchisor and any franchisee.

     20.2 All rights and remedies of the parties  hereto shall be cumulative and not  alternative,  in  addition  to and not  exclusive  of any  other  rights or remedies  which are  provided  for herein or which may be available at law or in equity in case of any breach,  failure or default or threatened breach,  failure or default of any term, provision or condition of this Agreement. The rights and remedies of the parties hereto shall be continuing and shall not be exhausted by any one (1) or more uses thereof,  and may be exercised at any time or from time to time as often as may be expedient;  and any option or election to enforce any such  right or  remedy  may be  exercised  or taken at any time and from time to time.  The  expiration  or  earlier  termination  of this  Agreement  shall  not discharge or release Franchisee or any Principal  Shareholder from any liability or obligation then accrued, or any liability or obligation continuing beyond, or arising out of, the expiration or earlier termination of the Agreement.

2004                                                                        F-35

21.  CONSTRUCTION, SEVERABILITY, GOVERNING LAW AND JURISDICTION

     21.1 If any  part of this  Agreement  shall  for  any  reason  be  declared invalid,  unenforceable  or impaired in any way, the  validity of the  remaining portions  shall  remain in full  force and effect as if the  Agreement  had been executed with such invalid  portion  eliminated,  and it is hereby  declared the intention of the parties that they would have executed the remaining  portion of this  Agreement  without  including  therein  any such  portions  which might be declared invalid;  provided however,  that in the event any part hereof relating to the payment of fees to Franchisor, or the preservation of any of Franchisor's trade  names,  service  marks,  trademarks,  trade  secrets  or secret  formulae
licensed  or  disclosed   hereunder  is  for  any  reason  declared  invalid  or
unenforceable,  then Franchisor shall have the right to terminate this Agreement upon written  notice to Franchisee.  If any clause or provision  herein would be deemed  invalid or  unenforceable  as  written,  it shall be deemed  modified or limited  to such  extent or in such  manner as may be  necessary  to render  the clause or provision  valid and  enforceable to the greatest  extent  possible in light of the  interest of the  parties  expressed  in that clause or  provision, subject to the provisions of the preceding sentence.

     21.2 FRANCHISEE AND PRINCIPAL SHAREHOLDERS  ACKNOWLEDGE THAT FRANCHISOR MAY
GRANT NUMEROUS  FRANCHISES  THROUGHOUT THE UNITED STATES ON TERMS AND CONDITIONS
SIMILAR TO THOSE SET FORTH IN THIS  AGREEMENT,  AND THAT IT IS OF MUTUAL BENEFIT
TO FRANCHISEE AND PRINCIPAL  SHAREHOLDERS AND TO FRANCHISOR THAT THESE TERMS AND
CONDITIONS BE UNIFORMLY  INTERPRETED.  THEREFORE,  THE PARTIES AGREE THAT TO THE
EXTENT  THAT  THE LAW OF THE  STATE  OF  KANSAS  DOES NOT  CONFLICT  WITH  LOCAL
FRANCHISE  STATUTES,  RULES  AND  REGULATIONS,  KANSAS  LAW  SHALL  APPLY TO THE
CONSTRUCTION  OF THIS AGREEMENT AND SHALL GOVERN ALL QUESTIONS  WHICH ARISE WITH
REFERENCE  HERETO;  PROVIDED  HOWEVER,  THAT  PROVISIONS OF KANSAS LAW REGARDING
CONFLICTS OF LAW SHALL NOT APPLY HERETO.

     21.3 THE PARTIES AGREE THAT ANY CLAIM,  CONTROVERSY OR DISPUTE  ARISING OUT
OF OR RELATING TO THIS  AGREEMENT  OR THE  PERFORMANCE  THEREOF  WHICH CANNOT BE
AMICABLY SETTLED, EXCEPT AS OTHERWISE PROVIDED HEREIN, MAY, AT THE OPTION OF THE
CLAIMANT, BE RESOLVED BY A PROCEEDING IN A COURT IN JOHNSON COUNTY,  KANSAS, AND
FRANCHISEE AND PRINCIPAL  SHAREHOLDERS EACH IRREVOCABLY  ACCEPT THE JURISDICTION
OF THE  COURTS OF THE STATE OF KANSAS AND THE  FEDERAL  COURTS  SERVING  JOHNSON
COUNTY, KANSAS FOR SUCH CLAIMS, CONTROVERSIES OR DISPUTES.

     The parties agree that service of process in any proceeding  arising out of or  relating  to this  Agreement  or the  performance  thereof may be made as to
Franchisee and any Principal Shareholder by serving a person of suitable age and discretion  (such as the  person in  charge of the  office)  at the  address  of
Franchisee  specified  in this  Agreement  and as to  Franchisor  by

2004                                                                        F-36

serving  the  president  or a  vice-president  of  Franchisor  at the address of
Franchisor or by serving Franchisor's registered agent.

22.  INTERFERENCE WITH EMPLOYMENT RELATIONS

     During the term of this Agreement,  neither Franchisor nor Franchisee shall employ or seek to employ in a managerial  position (i.e., in a position at a pay grade at or above that of  Assistant  Restaurant  Manager  or Kitchen  Manager),
directly or indirectly,  any person who is at the time or was at any time during the prior six (6) months employed by the other party or any of its  subsidiaries or  affiliates,  or by any  franchisee in the System.  This section shall not be violated if, at the time  Franchisor  or  Franchisee  employs or seeks to employ such person, such former employer has given its written consent. Notwithstanding any other provision of this Agreement,  the parties hereto  acknowledge  that if this Section is violated,  such former  employer shall be entitled to liquidated damages  equal to three (3) times the annual  salary of the  employee  involved, plus reimbursement of all costs and attorneys' fees incurred. In addition to the rights granted to the parties hereto, the parties acknowledge and agree that any franchisee from which an employee was hired by either party to this Agreement in violation  of the terms of this  Section  shall be  deemed  to be a  third-party beneficiary  of this  provision  and may sue and recover  against the  offending party the liquidated damages herein set forth;  provided however, the failure by
Franchisee to enforce this Section shall not be deemed to be a violation of this
Section.

23.  LIQUOR LICENSE

     The  grant  of the  rights  which  are the  subject  of this  Agreement  is expressly  conditioned upon the ability of the Franchisee to obtain and maintain any and all required state and/or local  licenses  permitting the sale of liquor by the drink on the Restaurant  premises,  and Franchisee agrees to use its best efforts to obtain such licenses.  In the event  Franchisee  fails,  after a good faith effort,  to obtain any and all such required  liquor licenses prior to the date on which the Restaurant is otherwise  ready to open for business,  then, at the option of the  Franchisor,  this  Agreement may be  terminated  forthwith by
Franchisor upon written notice to Franchisee,  in which event,  Franchisor shall refund to  Franchisee,  without  interest,  the  initial  franchise  fee payment referred to in Subsection 9.1, less any expenses  incurred and damages sustained by Franchisor in connection with its performance  hereunder prior to the date of such termination.  After obtaining the necessary state or local liquor licenses,
Franchisee  shall  thereafter  comply with all applicable  laws and  regulations relating to the sale of liquor on the Restaurant premises. If, during any twelve
(12) month period  during the term of this  Agreement,  Franchisee is prohibited for any reason from  selling  liquor on the  Restaurant  premises  for more than thirty (30) days because of a violation or  violations  of state or local liquor laws,  then  at the  option  of  Franchisor  this  Agreement  may be  terminated forthwith by Franchisor upon written notice to Franchisee.

24.  FORCE MAJEURE

     24.1 As used in this Agreement, the term "Force Majeure" shall mean any act of God,  strike,  lock-out or other  industrial  disturbance,  war  (declared or undeclared),  riot, epidemic,  fire or other catastrophe,  act of any government and any other  similar  cause  not  within  the  control  of the party  affected thereby.

2004                                                                        F-37

     24.2 If the performance of any obligation by any party under this Agreement is prevented or delayed by reason of Force Majeure,  which cannot be overcome by use of normal  commercial  measures,  the  parties  shall be  relieved  of their respective  obligations to the extent the parties are  respectively  necessarily prevented  or  delayed  in such  performance  during  the  period of such  Force
Majeure.  The party whose  performance  is affected by an event of Force Majeure shall give  prompt  notice of such  Force  Majeure  event to the other  party by facsimile,  telephone  or telegram  (in each case to be  confirmed  in writing), setting forth the nature  thereof and an estimate as to its duration,  and shall be liable for  failure to give such  timely  notice only to the extent of damage actually caused.

     24.3  Notwithstanding the provisions of this Section 24, if, as a result of an event of Force Majeure (including condemnation  proceedings),  the Franchisee ceases  to  operate  the  Restaurant  or loses the  right to  possession  of the
Restaurant  premises,  Franchisee  shall apply within thirty (30) days after the event of Force Majeure for Franchisor's  approval to relocate and/or reconstruct the  Restaurant.  If  relocation  is  necessary,  Franchisor  agrees  to use its reasonable  efforts to assist  Franchisee in locating an alternative site in the same general area where  Franchisee  can operate a Restaurant  within the System for the balance of the term of the Franchise Agreement. If Franchisor so assists
Franchisee,   Franchisee   shall   reimburse   Franchisor   for  its  reasonable
out-of-pocket  expenses incurred as a result thereof.  (This provision shall not be  construed  to  prevent  Franchisee  from  receiving  the full  amount of any condemnation  award  of  damages  relating  to the  closing  of the  Restaurant;
provided  however,  that if  Franchisor  or an  affiliate  is the  lessor of the
Restaurant  premises,  Franchisee  specifically waives and releases any claim it may have for the value of any building,  fixtures and other  improvements on the premises, whether or not installed or paid for by the Franchisee, and Franchisee agrees  to  subordinate  any  claim it may have to  Franchisor's  claim for such improvements.)  Selection of an alternative location will be subject to the site approval  procedures set forth in Section 5 of the Development  Agreement.  Once
Franchisee has obtained Franchisor's approval to relocate and/or reconstruct the
Restaurant,  Franchisee must diligently pursue relocation and/or  reconstruction until the Restaurant is reopened for business.

25.  MISCELLANEOUS

     25.1 All notices and other communications required or permitted to be given hereunder shall be deemed given when delivered in person,  by overnight  courier service,  facsimile  transmission  or mailed by  registered  or  certified  mail addressed to the  recipient  at the address set forth  below,  unless that party shall have given written  notice of change of address to the sending  party,  in which event the new address so specified shall be used.

       FRANCHISOR:                Applebee's International, Inc.
                                  4551 W. 107th Street, Suite 100
                                  Overland Park, Kansas  66207
                                  Attention:  President

       FRANCHISEE:                ___________________________

                                  ___________________________

                                  ___________________________

2004                                                                        F-38

       PRINCIPAL SHAREHOLDERS:    ___________________________

                                  ___________________________

     25.2 All terms used in this Agreement,  regardless of the number and gender in which they are used,  shall be deemed  and  construed  to  include  any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement may require, the same as if such words had been written in this  Agreement  themselves.  The headings  inserted in this
Agreement are for reference  purposes only and shall not affect the construction of this  Agreement or limit the  generality of any of its  provisions.  The term
"business  day"  means any day other than  Saturday,  Sunday,  or the  following national  holidays:  New  Year's  Day,  Martin  Luther  King  Day,  Washington's
Birthday,  Memorial Day,  Independence Day, Labor Day,  Columbus Day,  Veterans'
Day, Thanksgiving and Christmas.

     25.4 Franchisee  shall,  at its own cost and expense,  promptly comply with all  laws,  ordinances,  orders,  rules,  regulations  and  requirements  of all
federal,   state  and  municipal   governments  and   appropriate   departments,
commissions,  boards and offices thereof. Without limiting the generality of the foregoing, Franchisee shall abide by all applicable rules and regulations of any public health department.

     25.5 In the event that  Franchisor  has leased the  Restaurant  premises to
Franchisee  pursuant to a written lease  agreement (the  "Lease"),  the Lease is hereby incorporated in this Agreement by reference,  and any failure on the part of  Franchisee  (Lessee  therein)  to  perform,  fulfill or  observe  any of the covenants,  conditions or agreements  contained in the Lease shall  constitute a material breach of this Agreement. It is expressly understood,  acknowledged and agreed by Franchisee that any termination of the Lease shall result in automatic and  immediate  termination  of this  Agreement  without  additional  notice  to
Franchisee.

     25.6 This  Agreement and the documents  referred to herein  constitute  the entire  agreement  between the parties,  superseding  and  canceling any and all
prior   and   contemporaneous   agreements,   understandings,   representations,
inducements and statements,  oral or written,  of the parties in connection with the subject matter hereof. FRANCHISEE EXPRESSLY ACKNOWLEDGES THAT IT HAS ENTERED
INTO THIS FRANCHISE  AGREEMENT AS A RESULT OF ITS OWN INDEPENDENT  INVESTIGATION
AND  AFTER  CONSULTATION  WITH  ITS OWN  ATTORNEY,  AND NOT AS A  RESULT  OF ANY
REPRESENTATIONS  OF  FRANCHISOR,  ITS AGENTS,  OFFICERS OR EMPLOYEES,  EXCEPT AS
CONTAINED HEREIN AND IN FRANCHISOR'S  FRANCHISE  OFFERING  CIRCULAR,  HERETOFORE
MADE AVAILABLE TO FRANCHISEE.

     25.7 Except as expressly authorized herein, no amendment or modification of this Agreement  shall be binding  unless  executed in writing both by Franchisor and by Franchisee and Principal Shareholders.

2004                                                                        F-39

26.  ACKNOWLEDGMENTS

     Franchisee and Principal Shareholders acknowledge that:

          (a)  Franchisee  has received a copy of this  Agreement and has had an opportunity to consult with its attorney with respect thereto at least five
     (5) business days prior to execution of this Agreement;

          (b) No  representation  has been made by  Franchisor  as to the future profitability of the Restaurant;

          (c) Prior to the execution of this Agreement, Franchisee has had ample opportunity to contact Franchisor's  existing  franchisees,  if any, and to investigate all statements made by Franchisor relating to the System;

          (d) This  Agreement  establishes  the right to construct and operate a
     Restaurant only at the location specified in Subsection 1.1 hereof; and

          (e)  Franchisor is the sole owner of the service  marks  identified in this Agreement,  and of the goodwill associated  therewith,  and Franchisee acquires  no right,  title or  interest in those names and marks other than the right to use them only in the manner and to the extent  prescribed  and approved by Franchisor.

IN WITNESS  WHEREOF,  the undersigned have entered into this Agreement as of the date first above written.

                                       FRANCHISOR:

ATTEST:                                APPLEBEE'S INTERNATIONAL, INC.

                                       By:
----------------------------------        --------------------------------------
Name:                                  Name:
      ----------------------------          ------------------------------------
Title:                                 Title:
       ---------------------------           -----------------------------------

                                       FRANCHISEE:

ATTEST:
                                       -----------------------------------------

                                       By:
----------------------------------        --------------------------------------
Name:                                  Name:
      ----------------------------          ------------------------------------
Title:                                 Title:
       ---------------------------           -----------------------------------

2004                                                                        F-40

                                       PRINCIPAL SHAREHOLDER(S):

----------------------------------     -----------------------------------------
Witness                                Name:
                                            ------------------------------------

----------------------------------     -----------------------------------------
Witness                                Name:
                                            ------------------------------------

----------------------------------     -----------------------------------------
Witness                                Name:
                                            ------------------------------------

2004                                                                        F-41

                        EXHIBIT 1 TO FRANCHISE AGREEMENT

                                   ROYALTY FEE

     The monthly royalty fee to be paid by Franchisee shall be four percent (4%)
of each  calendar  month's  gross sales  until  January 1, 2020.  Thereafter,  a monthly royalty fee shall be determined by Franchisor in its sole discretion.

2004                                                                        F-42

                        APPENDIX A TO FRANCHISE AGREEMENT

                        STATEMENT OF OWNERSHIP INTERESTS

                                              Percent of Issued
                                                and Outstanding
         Shareholder                         Shares of Franchisee

2004                                                                        F-43

                        APPENDIX B TO FRANCHISE AGREEMENT

                  REVIEW AND CONSENT WITH RESPECT TO TRANSFERS

     In  determining  whether  to grant or to  withhold  consent  to a  proposed
Transfer,  Franchisor shall consider all of the facts and circumstances which it views as relevant in the particular instance, including, but not limited to, any of the following:  (i) work experience and aptitude of Proposed New Owner and/or proposed new  management  (a proposed  transferee  of a Principal  Shareholder's
Interest  and/or a proposed  transferee  of this  Agreement  is  referred  to as
"Proposed New Owner");  (ii) financial  background and condition of Proposed New
Owner,  and  actual  and pro forma  financial  condition  of  Franchisee;  (iii)
character and reputation of Proposed New Owner;  (iv)  conflicting  interests of
Proposed New Owner; (v) the terms and conditions of Proposed New Owner's rights, if the  proposed  Transfer is a pledge or  hypothecation;  (vi) the  adequacy of
Franchisee's operation of any Restaurant and compliance with the System and this
Agreement; and (vii) such other criteria and conditions as Franchisor shall then consider relevant in the case of an application for a new franchise to operate a restaurant  unit within the System by an  applicant  that is not then  currently doing  so.  Franchisor's  consent  also may be  conditioned  upon  execution  by
Proposed New Owner of an agreement  whereby  Proposed  New Owner  assumes  full, unconditional,  joint and several  liability for, and agrees to perform from the date of such  Transfer,  all  obligations,  covenants and  agreements  contained herein to the same extent as if it had been an original  party to this Agreement and may also  require  Franchisee  and  Principal  Shareholders,  including  the proposed  Transferor(s),  to execute a general release which releases Franchisor from any claims they may have had or then have against Franchisor.  In the event
Proposed New Owner is a  partnership  (including,  but not limited to, a limited partnership), Proposed New Owner will also be required to execute an addendum to the  Agreement  which amends the  references  to  Franchisee  and its  Principal
Shareholders to include the partnership  approved by Franchisor and Proposed New
Owner's  general  partner(s)  and  the  principal  shareholders  of the  general partner(s),  if the general  partner(s)  is a  corporation.  This  addendum will contain a provision  including in the definition of "Transfer"  the  withdrawal, removal or  voluntary/involuntary  dissolution  (if  applicable)  of the general partner(s) or the substitution or addition of a new general partner.  Franchisee or Principal  Shareholders,  as the case may be, shall provide  Franchisor  with such  information as it may require in connection with a request for approval of a proposed Transfer.

2004                                                                        F-44

                        APPENDIX C TO FRANCHISE AGREEMENT

                            CONFIDENTIALITY AGREEMENT

     THIS AGREEMENT is made this ________ day of ________________, 20_______, by and between _______________________________________, a _____________ corporation
("Developer"),   and  __________________________,   an  individual  employed  by
Developer ("Employee").

WITNESSETH:

     WHEREAS, APPLEBEE'S INTERNATIONAL,  INC. ("Applebee's") is the owner of all rights  in  and  to a  unique  system  for  the  development  and  operation  of restaurants (the "System"),  which includes proprietary rights in valuable trade names,  service  marks and  trademarks,  including  the service mark  Applebee's
Neighborhood  Grill & Bar and variations of such mark, designs and color schemes for restaurant premises, signs, equipment, procedures and formulae for preparing food and  beverage  products,  specifications  for  certain  food  and  beverage products,  inventory methods,  operating methods,  financial control concepts, a training facility and teaching techniques;

     WHEREAS,  Developer  is  the  owner  of  the  exclusive  right  to  develop restaurants  franchised by Applebee's  which utilize the System  ("Restaurants")
for the period  and in the  territory  described  in the  Development  Agreement between Applebee's and Developer (the "Development Agreement"); and

     WHEREAS,  Developer  acknowledges that Applebee's  information as described above was developed  over time at great expense,  is not generally  known in the industry and is beyond  Developer's own present skills and experience,  and that to develop it itself would be expensive,  time-consuming and difficult,  that it provides a  competitive  advantage  and will be  valuable  to  Developer  in the development  of its  business,  and that  gaining  access to it was  therefore a primary reason why Developer entered into the Development Agreement; and

     WHEREAS,  in  consideration  of  Applebee's   confidential   disclosure  to
Developer of these trade  secrets,  Developer  has agreed to be obligated by the terms of Development  Agreement to execute,  with each employee of Developer who will have  supervisory  authority over the development or operation of more than one  Restaurant  in the  Territory  described in the  Development  Agreement,  a
written   agreement   protecting   Applebee's  trade  secrets  and  confidential
information entrusted to Employee;

     NOW,  THEREFORE,  in  consideration of the mutual covenants and obligations contained herein, the parties agree as follows:

     (1) The parties  acknowledge and agree that Employee is or will be employed in a supervisory or managerial capacity and in such capacity will have access to information and materials which  constitute  trade secrets and  confidential and proprietary  information.  The parties  further  acknowledge  and agree that any actual or potential  direct or indirect  competitor of

2004                                                                        F-45

Applebee's,  or of any of its  franchisees,  shall not have access to such trade secrets and confidential information.

     (2) The  parties  acknowledge  and agree  that the  System  includes  trade secrets and confidential  information which Applebee's has revealed to Developer in  confidence,  and that  protection  of said trade  secrets  and  confidential information and protection of Applebee's  against unfair competition from others who  enjoy  or who  have had  access  to said  trade  secrets  and  confidential information  are essential for the  maintenance of goodwill and special value of the System.

     (3) Employee agrees that he or she shall not at any time (i) appropriate or use the trade secrets  incorporated in the System,  or any portion thereof,  for use in any business which is not within the System;  (ii) disclose or reveal any portion of the System to any person,  other than to Developer's  employees as an incident  of their  training;  (iii)  acquire any right to use, or to license or franchise the use of any name, mark or other  intellectual  property right which is or  may  be  granted  by  any  franchise  agreement  between  Applebee's  and
Developer;  or (iv)  communicate,  divulge  or use for the  benefit of any other person or entity any confidential information,  knowledge or know-how concerning
the  methods  of  development  or  operation  of  a  Restaurant   which  may  be
communicated  to  Employee  or of which  Employee  may be  apprised by virtue of
Employee's  employment by Developer.  Employee  shall divulge such  confidential information  only to such of Developer's  other employees as must have access to that  information  in order to operate a Restaurant  or to develop a prospective site for a Restaurant. Any and information,  knowledge and know-how,  including, without limitation, drawings, materials, equipment,  specifications,  techniques and other data,  which Applebee's  designates as  confidential,  shall be deemed confidential for purposes of this Agreement.

     (4) Employee further  acknowledges and agrees that the Franchise Operations
Manual  and any  other  materials  or  manuals  provided  or made  available  to
Developer by Applebee's (collectively, the "Manuals"), described in Section 5 of the applicable franchise agreement between Applebee's and Developer,  are loaned by  Applebee's to Developer for limited  purposes  only,  remain the property of
Applebee's,  and may not be reproduced, in whole or in part, without the written consent of Applebee's.

     (5) Employee  agrees to surrender  to Developer or to  Applebee's  each and every copy of the  Manuals and any other  information  or material in his or her possession  or control upon  request,  upon  termination  of  employment or upon completion  of the use for which said Manuals or other  information  or material may have been furnished to Employee.

     (6) The  parties  agree  that in the event of a breach  of this  Agreement,
Applebee's would be irreparably  injured and would be without an adequate remedy at law. Therefore,  in the event of a breach or a threatened or attempted breach of any of the  provisions  hereof,  Applebee's  shall be entitled to enforce the provisions of this  Agreement as a third-party  beneficiary  hereof and shall be entitled,  in addition to any other  remedies which it may have hereunder at law or in equity (including the right to terminate the Development Agreement),  to a temporary and/or permanent  injunction and a decree for specific  performance of the terms hereof without the necessity of showing  actual or threatened  damage, and without being required to furnish a bond or other security.

2004                                                                        F-46

     (7) If any court or other  tribunal  having  jurisdiction  to determine the validity or enforceability of this Agreement determines that it would be invalid or  unenforceable  as  written,  the  provisions  hereof  shall be  deemed to be modified  or  limited  to such  extent  or in such  manner  necessary  for  such provisions to be valid and enforceable to the greatest extent possible.

     IN WITNESS WHEREOF,  the undersigned have entered into this Agreement as of the date first above written.

DEVELOPER                              EMPLOYEE

By:                                    By:
    ------------------------------        --------------------------------------
Name:                                  Name:
      ----------------------------          ------------------------------------
Title:
       ---------------------------

2004                                                                        F-47